EXECUTION COPY

                        CREDIT AGREEMENT

                              among

                        TIME WARNER INC.,

                       The Several Lenders
                from Time to Time Parties Hereto

                               and

                         CHEMICAL BANK,
                     as Administrative Agent


                    Dated as of May 23, 1996

                       TABLE OF CONTENTS
                                                            Page

SECTION 1.  DEFINITIONS. . . . . . . . . . . . . . . . . . . . .1
     1.1    Defined Terms. . . . . . . . . . . . . . . . . . . .1
     1.2    Other Definitional Provisions. . . . . . . . . . . 17

SECTION 2.  AMOUNT AND TERMS OF COMMITMENTS. . . . . . . . . . 18
     2.1    Revolving Credit Commitments . . . . . . . . . . . 18
     2.2    Procedure for Borrowing. . . . . . . . . . . . . . 19
     2.3    Commitment and Other Fees. . . . . . . . . . . . . 19
     2.4    Termination or Reduction of Commitments. . . . . . 20
     2.5    Repayment of Loans; Evidence of Debt; Limited
              Recourse . . . . . . . . . . . . . . . . . . . . 20
     2.6    Optional and Mandatory Prepayments . . . . . . . . 21
     2.7    Conversion and Continuation Options. . . . . . . . 23
     2.8    Minimum Amounts and Maximum Number of Tranches . . 23
     2.9    Interest Rates and Payment Dates . . . . . . . . . 24
     2.10   Computation of Interest and Fees . . . . . . . . . 24
     2.11   Inability to Determine Interest Rate . . . . . . . 25
     2.12   Pro Rata Treatment and Payments. . . . . . . . . . 25
     2.13   Illegality . . . . . . . . . . . . . . . . . . . . 26
     2.14   Requirements of Law. . . . . . . . . . . . . . . . 26
     2.15   Taxes. . . . . . . . . . . . . . . . . . . . . . . 28
     2.16   Indemnity. . . . . . . . . . . . . . . . . . . . . 30
     2.17   Change of Lending Office . . . . . . . . . . . . . 30
     2.18   Replacement of Lenders under Certain
              Circumstances. . . . . . . . . . . . . . . . . . 30

SECTION 3.  REPRESENTATIONS AND WARRANTIES . . . . . . . . . . 31
     3.1    Financial Condition. . . . . . . . . . . . . . . . 31
     3.2    No Change. . . . . . . . . . . . . . . . . . . . . 32
     3.3    Corporate Existence; Compliance with Law . . . . . 32
     3.4    Corporate Power; Authorization; Enforceable
              Obligations. . . . . . . . . . . . . . . . . . . 32
     3.5    No Legal Bar . . . . . . . . . . . . . . . . . . . 33
     3.6    No Material Litigation . . . . . . . . . . . . . . 33
     3.7    No Default . . . . . . . . . . . . . . . . . . . . 33
     3.8    Ownership of Property; Liens . . . . . . . . . . . 33
     3.9    Intellectual Property. . . . . . . . . . . . . . . 33
     3.10   No Burdensome Restrictions . . . . . . . . . . . . 34
     3.11   Taxes. . . . . . . . . . . . . . . . . . . . . . . 34
     3.12   Federal Regulations. . . . . . . . . . . . . . . . 34
     3.13   ERISA. . . . . . . . . . . . . . . . . . . . . . . 34
     3.14   Investment Company Act; Other Regulations. . . . . 35
     3.15   Purpose of Loans . . . . . . . . . . . . . . . . . 35
     3.16   Environmental Matters. . . . . . . . . . . . . . . 35
     3.17   Escrowed Stock . . . . . . . . . . . . . . . . . . 36

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SECTION 4.  CONDITIONS PRECEDENT . . . . . . . . . . . . . . . 37
     4.1    Conditions to Initial Loans. . . . . . . . . . . . 37
     4.2    Conditions to Each Loan. . . . . . . . . . . . . . 39

SECTION 5.  AFFIRMATIVE COVENANTS. . . . . . . . . . . . . . . 39
     5.1    Financial Statements . . . . . . . . . . . . . . . 40
     5.2    Certificates; Other Information. . . . . . . . . . 40
     5.3    Payment of Obligations . . . . . . . . . . . . . . 41
     5.4    Maintenance of Existence . . . . . . . . . . . . . 41
     5.5    Maintenance of Property; Insurance . . . . . . . . 42
     5.6    Inspection of Property; Books and Records;
              Discussions. . . . . . . . . . . . . . . . . . . 42
     5.7    Notices. . . . . . . . . . . . . . . . . . . . . . 42
     5.8    Environmental Laws . . . . . . . . . . . . . . . . 43
     5.9 Maintenance of Escrow Agreement; Compliance with Ratios; Undertakings to Deliver Common Stock . . 43
     5.10   Directions to Escrow Agent; Release of Escrowed
              Stock. . . . . . . . . . . . . . . . . . . . . . 45
     5.11   Stock Option Plans . . . . . . . . . . . . . . . . 46

SECTION 6.  NEGATIVE COVENANTS . . . . . . . . . . . . . . . . 46
     6.1    Limitation on Liens. . . . . . . . . . . . . . . . 47
     6.2    Limitation on Fundamental Changes. . . . . . . . . 47
     6.3    Limitation on Sale of Assets . . . . . . . . . . . 47

SECTION 7.  EVENTS OF DEFAULT. . . . . . . . . . . . . . . . . 47
     7.1    Events of Default. . . . . . . . . . . . . . . . . 47
     7.2    Special Remedy . . . . . . . . . . . . . . . . . . 50

SECTION 8.  THE ADMINISTRATIVE AGENT . . . . . . . . . . . . . 50
     8.1    Appointment. . . . . . . . . . . . . . . . . . . . 50
     8.2    Delegation of Duties . . . . . . . . . . . . . . . 50
     8.3    Exculpatory Provisions . . . . . . . . . . . . . . 50
     8.4    Reliance by Administrative Agent . . . . . . . . . 51
     8.5    Notice of Default. . . . . . . . . . . . . . . . . 51
     8.6    Non-Reliance on Administrative Agent and Other
              Lenders. . . . . . . . . . . . . . . . . . . . . 52
     8.7    Indemnification. . . . . . . . . . . . . . . . . . 52
     8.8    Administrative Agent in Its Individual Capacity. . 53
     8.9    Successor Administrative Agent . . . . . . . . . . 53

SECTION 9.  MISCELLANEOUS. . . . . . . . . . . . . . . . . . . 53
     9.1    Amendments and Waivers . . . . . . . . . . . . . . 53
     9.2    Notices. . . . . . . . . . . . . . . . . . . . . . 54
     9.3    No Waiver; Cumulative Remedies . . . . . . . . . . 55
     9.4    Survival of Representations and Warranties . . . . 55
     9.5    Payment of Expenses and Taxes. . . . . . . . . . . 55
     9.6    Successors and Assigns; Participations and
              Assignments. . . . . . . . . . . . . . . . . . . 56
     9.7    Consent to Assignment to TW Inc. . . . . . . . . . 59

     9.8    Adjustments to Number of Shares of Common Stock
              and Stock Price. . . . . . . . . . . . . . . . . 60
     9.9    Adjustments; Set-off . . . . . . . . . . . . . . . 60
     9.10   Counterparts . . . . . . . . . . . . . . . . . . . 61
     9.11   Severability . . . . . . . . . . . . . . . . . . . 61
     9.12   Integration. . . . . . . . . . . . . . . . . . . . 61
     9.13   GOVERNING LAW. . . . . . . . . . . . . . . . . . . 62
     9.14   Submission To Jurisdiction; Waivers. . . . . . . . 62
     9.15   Acknowledgements . . . . . . . . . . . . . . . . . 62
     9.16   WAIVERS OF JURY TRIAL. . . . . . . . . . . . . . . 63

SECTION 10. PROCEDURES TO INCREASE BASE COMMITMENT . . . . . . 63
     10.1   Increase in Base Maximum Commitment Amount . . . . 63
     10.2   Individual Lender Responsibility . . . . . . . . . 64


SCHEDULES

Schedule I    Commitments; Addresses for Notices
Schedule II   List of Options



EXHIBITS

Exhibit A     Form of Note
Exhibit B     Form of Escrow Agreement
Exhibit C     Borrowing Certificate
Exhibit D-1   Form of Opinion of Cravath, Swaine & Moore, counsel
                to the Borrower
Exhibit D-2   Form of Opinion of Peter R. Haje, Esq., general
                counsel of the Borrower
Exhibit E     Form of Borrowing Base Certificate
Exhibit F     Form of Assignment and Acceptance

            CREDIT AGREEMENT, dated as of May 23, 1996 among TIME WARNER INC., a Delaware corporation (together with its successors and permitted assigns, the "Borrower", except that after the assumption provided for in subsection 9.7, the "Borrower" shall mean TW Inc. and its successors and permitted assigns), the several banks and other financial institutions from time to time parties to this Agreement (collectively, the "Lenders") and Chemical Bank, a New York banking corporation, as administrative agent for the Lenders hereunder.

                      W I T N E S S E T H :

            WHEREAS, the Borrower has requested that the Lenders extend a revolving credit facility to the Borrower in an aggregate principal amount up to $750,000,000; and

            WHEREAS, the Lenders have indicated their willingness to extend such a facility to the Borrower on the terms and subject to the conditions set forth herein;

            NOW, THEREFORE, in consideration of the premises and the mutual covenants hereinafter set forth, the parties hereto hereby agree as follows:


                     SECTION 1.  DEFINITIONS

            1.1 Defined Terms. As used in this Agreement, the following terms shall have the following meanings:

            "ABR": for any day, a rate per annum (rounded upwards, if necessary, to the next 1/16 of 1%) equal to the greatest of (a) the Prime Rate in effect on such day, (b) the Base CD Rate in effect on such day plus 1% and (c) the Federal Funds Effective Rate in effect on such day plus 1/2 of 1%. For purposes hereof: "Prime Rate" shall mean the rate of interest per annum publicly announced from time to time by Chemical as its prime rate in effect at its principal office in New York City (the Prime Rate not being intended to be the lowest rate of interest charged by Chemical in connection with extensions of credit to debtors); "Base CD Rate" shall mean the sum of (a) the product of (i) the Three-Month Secondary CD Rate and (ii) a fraction, the numerator of which is one and the denominator of which is one minus the C/D Reserve Percentage and (b) the C/D Assessment Rate; "Three-Month Secondary CD Rate" shall mean, for any day, the secondary market rate for three-month certificates of deposit reported as being in effect on such day (or, if such day shall not be a Business Day, the next preceding Business Day) by the Board of Governors of the Federal Reserve System (the "Board") through the public information telephone line of the Federal Reserve Bank of New York (which rate will, under the current practices of the Board, be published in Federal Reserve Statistical

                                                                            2
     Release H.15(519) during the week following such day), or, if such rate shall not be so reported on such day or such next preceding Business Day, the average of the secondary market quotations for three-month certificates of deposit of major money center banks in New York City received at approximately 10:00 A.M., New York City time, on such day
     (or, if such day shall not be a Business Day, on the next preceding Business Day) by the Administrative Agent from three New York City negotiable certificate of deposit dealers of recognized standing selected by it; and "Federal
     Funds Effective Rate" shall mean, for any day, the weighted average of the rates on overnight federal funds transactions with members of the Federal Reserve System arranged by federal funds brokers, as published on the next succeeding
     Business Day by the Federal Reserve Bank of New York, or, if such rate is not so published for any day which is a Business Day, the average of the quotations for the day of such transactions received by the Administrative Agent from three federal funds brokers of recognized standing selected by it. Any change in the ABR due to a change in the Prime
     Rate, the Three-Month Secondary CD Rate or the Federal Funds
     Effective Rate shall be effective as of the opening of business on the effective day of such change in the Prime
     Rate, the Three-Month Secondary CD Rate or the Federal Funds
     Effective Rate, respectively.

            "ABR Loans": Loans the rate of interest applicable to which is based upon the ABR.

            "Administrative Agent": Chemical, together with its affiliates, as the arranger of the Commitments and as the agent for the Lenders under this Agreement and the other
     Loan Documents.

            "Affiliate": as to any Person, any other Person (other than a Subsidiary) which, directly or indirectly, is in control of, is controlled by, or is under common control with, such Person. For purposes of this definition, "control" of a Person means the power, directly or indirectly, either to (a) vote 10% or more of the securities having ordinary voting power for the election of directors of such Person or (b) direct or cause the direction of the management and policies of such Person, whether by contract or otherwise.

            "Aggregate Loan Value": when used in reference to Escrowed Stock and to Options, means the aggregate Loan Value thereof determined (i) in the case of Escrowed Stock, based upon the aggregate amount thereof in the Escrow Account at the close of business on the Business Day

                                                                            3
     immediately preceding the relevant Valuation Date and based upon the Loan Value thereof as of the Trading Day immediately preceding such Valuation Date and (ii) in the case of Options, based upon the unexercised Options as of the close of business on the last Business Day of the week immediately preceding the relevant Valuation Date, provided that whether or not such Options are "in the money" and vested shall be determined as of, and based upon the Loan
     Value of the Common Stock as of, the Trading Day immediately preceding such Valuation Date.

            "Agreement": this Credit Agreement, as amended, supplemented or otherwise modified from time to time.

            "Applicable Margin":  0.75% per annum.

            "Assignee":  as defined in subsection 9.6(c).

            "Available Commitment": as to any Lender at any time, an amount equal to the excess, if any, of (a) the amount of such Lender's Commitment over (b) the aggregate principal amount of all Loans made by such Lender then outstanding.

            "Base Maximum Commitment Amount": at any date of determination an amount equal to the excess, if any, of the Maximum Commitment Amount over the aggregate Notional Reduction Amounts for all Trigger Events occurring on or prior to such date as such amount may be increased pursuant to subsection 10.1.

            "Borrower": as defined in the preamble to this Agreement.

            "Borrowing Base Calculation": the calculation of the Ratios pursuant to subsections 2.1(a)(1) and (2).

            "Borrowing Base Certificate": as defined in subsection 5.2(c).

            "Borrowing Date": any Business Day specified in a notice pursuant to subsection 2.2 as a date on which the Borrower requests the Lenders to make Loans hereunder.

            "Business":  as defined in subsection 3.16(b).

            "Business Day": a day other than a Saturday, Sunday or other day on which commercial banks in New York City are authorized or required by law to close and, with respect to any Eurodollar Loan, a day on which dealings in foreign currencies and exchange between banks may be carried on in London, England.

                                                                            4
            "Capital Stock": any and all shares, interests, participations or other equivalents (however designated) of capital stock of a corporation, any and all equivalent ownership interests in a Person (other than a corporation) and any and all warrants or options to purchase any of the foregoing.

            "C/D Assessment Rate": for any day as applied to any ABR Loan, the annual assessment rate in effect on such day which is payable by a member of the Bank Insurance Fund maintained by the Federal Deposit Insurance Corporation (the "FDIC") classified as well-capitalized and within supervisory subgroup "B" (or a comparable successor assessment risk classification) within the meaning of 12
     C.F.R. section 327.4 (or any successor provision) to the FDIC (or any successor) for the FDIC's (or such successor's) insuring time deposits at offices of such institution in the United States.

            "C/D Reserve Percentage": for any day as applied to any ABR Loan, that percentage (expressed as a decimal) which is in effect on such day, as prescribed by the Board of Governors of the Federal Reserve System (or any successor) (the "Board"), for determining the maximum reserve requirement for a Depositary Institution (as defined in Regulation D of the Board) in respect of new non-personal time deposits in Dollars having a maturity of 30 days or more.

            "Change in Law": (a) the adoption of any law, rule or regulation after the date of this Agreement, (b) any change in any law, rule or regulation or in the interpretation or application thereof after the date of this Agreement or (c) compliance by any Lender or the Administrative Agent with any request, guideline or directive (whether or not having the force of law) of any Governmental Authority made or issued after the date of this Agreement.

            "Chemical":  Chemical Bank.

            "Closing Date": the date on which the conditions precedent set forth in subsection 4.1 shall be satisfied and the initial Loans shall have been made hereunder.

            "Closing Date Margin Requirement": Common Stock with an Aggregate Loan Value equal to two times the Maximum
     Commitment Amount on the Closing Date.

            "Code": the Internal Revenue Code of 1986, as amended from time to time.

                                                                            5
            "Commitment": as to any Lender, the obligation of such Lender to make Loans to the Borrower hereunder in an aggregate principal amount at any one time outstanding not to exceed the amount set forth opposite such Lender's name on Schedule I, as such amount may be reduced from time to time in accordance with the provisions of this Agreement.

            "Commitment Percentage": as to any Lender at any time, the percentage which such Lender's Commitment then constitutes of the Maximum Commitment Amount (or, at any time after the Commitments shall have expired or terminated, the percentage which the aggregate principal amount of such Lender's Loans then outstanding constitutes of the aggregate principal amount of the Loans then outstanding).

            "Commitment Period": the period from and including the date hereof to but not including the Termination Date or such earlier date on which the Commitments shall terminate as provided herein.

            "Common Stock": the shares of common stock of the Borrower, as such may be modified pursuant to subsection 9.8.

            "Commonly Controlled Entity": an entity, whether or not incorporated, which is under common control with the Borrower within the meaning of Section 4001 of ERISA or is part of a group which includes the Borrower and which is treated as a single employer under Section 414 of the Code.

            "Compliance Ratio Period": any period during the Commitment Period commencing with the Valuation Date on which the ratio of (x) the Aggregate Loan Value of the Escrowed Stock to (y) the Covered Amount (calculated as of the close of business on the Business Day immediately preceding such Valuation Date and after giving effect to any requested borrowing and any prepayment hereunder to be made on such Valuation Date), is greater than 1.70 to 1, as set forth in the Borrowing Base Certificate delivered in respect of such Valuation Date and ending on the earlier of (a) the date on which a Default or Event of Default shall have occurred and (b) the Business Day immediately succeeding the Valuation Date on which the ratio of (x) the Aggregate Loan Value of the Escrowed Stock to (y) the Covered Amount (calculated as of the close of business on the Business Day immediately preceding such Valuation Date and after giving effect to any requested borrowing and any prepayment hereunder to be made on such Valuation Date), is equal to or less than 1.70 to 1, as set forth in the Borrowing Base Certificate delivered in respect of such Valuation Date.

                                                                            6
            "Consolidated Amortization Expense": for any period, for any Person, the amortization expense of such Person and its consolidated Subsidiaries, determined on a consolidated basis in accordance with GAAP.

            "Consolidated Cash Flow": for any period, for any Person, (a) the Consolidated Net Income of such Person for such period, plus (b) to the extent deducted in calculating Consolidated Net Income of such Person for such Period, the sum of (without duplication) (i) Consolidated Depreciation Expense, (ii) Consolidated Amortization Expense, (iii) Consolidated Interest Expense, (iv) income tax expense of such Person and its Subsidiaries, each as determined in accordance with GAAP after eliminating all intercompany items and (v) non-recurring non-cash items, minus (c) to the extent included in calculating Consolidated Net Income of such Person for such period, interest income, all as determined on a consolidated basis for such Person and its Subsidiaries in accordance with GAAP.

            "Consolidated Depreciation Expense": for any period, for any Person, the depreciation expense of such Person and its consolidated Subsidiaries, determined on a consolidated basis in accordance with GAAP.

            "Consolidated Interest Expense": for any period, for any Person, the interest expense of such Person and its consolidated Subsidiaries, including, without duplication, total interest expense for such period (including that attributable to Financing Leases in accordance with GAAP) with respect to all outstanding Indebtedness of such Person and its consolidated Subsidiaries, including all capitalized interest, all commissions, discounts and other fees and charges owed with respect to letters of credit and bankers' acceptance financing, as such amount may be increased or decreased by the net income or loss from Interest Rate Agreements for such period determined in accordance with GAAP, determined on a consolidated basis in accordance with GAAP, all determined on a consolidate basis for such period taken as a single accounting period.

            "Consolidated Net Income": for any period, for any Person, the net income (or loss) of such Person and its Subsidiaries on a consolidated basis for such period taken as a single accounting period determined in conformity with GAAP; provided, however, that the following, without duplication, shall be excluded: (a) the income (or loss) of any Person that is not a Subsidiary of such Person and in which any other Person (other than such Person or any of its Subsidiaries) has a joint interest; (b) the income (or loss)

                                                                            7
     of any Person accrued prior to the date it becomes a Subsidiary of such Person or is merged into or consolidated with such Person or any of its Subsidiaries or such Person's assets are acquired by such Person or any of its Subsidiaries; (c) any income of any Subsidiary of such Person to the extent that the declaration or payment of dividends or similar distributions by such Subsidiary of such income is not at the time permitted by operation of the terms of its charter or any agreement or instrument, judgment, decree, order, statute, rule or governmental regulation applicable to such Subsidiary, (d) dividends, interest, income or other distributions or payments on any investment in or with respect to any Person which is not a Subsidiary of such Person, (e) the income (or loss) realized by such Person or any of its Subsidiaries from dispositions of assets other than in the ordinary course of business
     (including as the result of the sale of any business assets, business segment or business operations), (f) the income resulting from any write-up of any asset, (g) the aggregate net gain (or loss) during such period arising from any revaluation (but not sale) of readily marketable securities,
     (h) the aggregate net gain (or loss) during such period arising from extraordinary transactions and (i) the income
     (or loss) from discontinued operations.

            "Contractual Obligation": as to any Person, any provision of any security issued by such Person or of any agreement, instrument or other undertaking to which such Person is a party or by which it or any of its property is bound.

            "Covered Amount":  as defined in subsection 2.1.

            "Current Reg. U Loan Value": as of any date of determination thereof, is an amount equal to 50% of the Aggregate Loan Value of the Escrowed Stock determined as of the Trading Day preceding the date of such determination.

            "Default": any of the events specified in subsection 7.1, whether or not any requirement for the giving of notice, the lapse of time, or both, or any other condition, has been satisfied.

            "Disclosure Documents": as to the Borrower, all filings made with the Securities and Exchange Commission pursuant to Section 13(a) of the Securities Exchange Act of 1934 since January 1, 1996 and on or prior to the Closing Date.

            "Dollars" and "$": dollars in lawful currency of the United States of America.

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                                                                            8
            "Environmental Laws": any and all foreign, Federal, state, local or municipal laws, rules, orders, regulations, statutes, ordinances, codes, decrees, requirements of any Governmental Authority or other Requirements of Law
     (including common law) regulating, relating to or imposing liability or standards of conduct concerning protection of human health or the environment, as now or may at any time hereafter be in effect.

            "ERISA": the Employee Retirement Income Security Act of 1974, as amended from time to time.

            "Escrow Account": shall mean the account established by the Escrow Agent to hold the Escrowed Stock.

            "Escrow Agent": The Bank of New York, a New York banking institution, and its successors as Escrow Agent under the Escrow Agreement.

            "Escrow Agreement": the Escrow Agreement to be executed and delivered by the Borrower, the Escrow Agent and the Administrative Agent, substantially in the form of Exhibit B, as the same may be amended, supplemented or otherwise modified from time to time.

            "Escrowed Stock": at any date of determination, Common Stock held by the Escrow Agent pursuant to the Escrow
     Agreement at such date.

            "Eurocurrency Reserve Requirements": for any day as applied to a Eurodollar Loan, the aggregate (without duplication) of the rates (expressed as a decimal fraction) of reserve requirements in effect on such day (including, without limitation, basic, supplemental, marginal and emergency reserves under any regulations of the Board of Governors of the Federal Reserve System or other Governmental Authority having jurisdiction with respect thereto) dealing with reserve requirements prescribed for eurocurrency funding (currently referred to as "Eurocurrency Liabilities" in Regulation D of such Board) maintained by a member bank of such System.

            "Eurodollar Base Rate": with respect to each day during each Interest Period pertaining to a Eurodollar Loan, the rate per annum equal to the rate at which Chemical is offered Dollar deposits at or about 10:00 A.M., New York City time, two Business Days prior to the beginning of such Interest Period in the interbank eurodollar market where the eurodollar and foreign currency and exchange operations in respect of its Eurodollar Loans are then being conducted for

                                                                            9
     delivery on the first day of such Interest Period for the number of days comprised therein and in an amount comparable to the amount of its Eurodollar Loan to be outstanding during such Interest Period.

            "Eurodollar Loans": Loans the rate of interest applicable to which is based upon the Eurodollar Rate.

            "Eurodollar Rate": with respect to each day during each Interest Period pertaining to a Eurodollar Loan, a rate per annum determined for such day in accordance with the following formula (rounded upward to the nearest 1/100th of 1%):
                           Eurodollar Base Rate
               1.00 - Eurocurrency Reserve Requirements

            "Event of Default": any of the events specified in subsection 7.1, provided that any requirement for the giving of notice, the lapse of time, or both, or any other condition, has been satisfied.

            "Excluded Taxes": shall mean, with respect to the Administrative Agent, any Lender or any other recipient of any payment to be made by or on account of any obligation of the Borrower hereunder (a) income or franchise taxes imposed on (or measured by) its net income by the jurisdiction under the laws of which it is organized, or the jurisdiction in which its principal office is located or, in the case of any Lender, in which its applicable lending office is located,
     (b) any branch profits or similar tax imposed by the United States if such Lender's applicable lending office is located in the United States and (c) in the case of a Foreign Lender, any U.S. withholding tax imposed on amounts payable to such Foreign Lender under this Agreement because of its failure or inability to comply with subsection 2.15(d), unless (and to the extent that) (i) such withholding tax liability arises or is increased by reason of a Change in Law occurring after such Foreign Lender becomes a Lender under this Agreement or (ii) such Foreign Lender's assignor (if any) was entitled, at the time of assignment, to receive additional amounts from the Borrower with respect to such withholding tax liability pursuant to subsection 2.15(a).

            "Federal Funds Effective Rate": as defined in the definition of "ABR" contained in this subsection.

            "Financing Lease": any lease of property, real or personal, the obligations of the lessee in respect of which are required in accordance with GAAP to be capitalized on a balance sheet of such lessee.

                                                                           10
            "Foreign Lender": with respect to any Loan, shall mean any Lender making such Loan that is organized under the laws of a jurisdiction other than the United States.

            "GAAP": generally accepted accounting principles in the United States of America in effect from time to time.

            "Governmental Authority": any nation or government, any state or other political subdivision thereof and any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government.

            "Guarantee Obligation": as to any Person (the "guaranteeing person"), any obligation of (a) the guaranteeing person or (b) another Person (including, without limitation, any bank under any letter of credit) to induce the creation of which the guaranteeing person has issued a reimbursement, counterindemnity or similar obligation, in either case guaranteeing or in effect guaranteeing any Indebtedness, leases, dividends or other obligations (the "primary obligations") of any other third Person (the "primary obligor") in any manner, whether directly or indirectly, including, without limitation, any obligation of the guaranteeing person, whether or not contingent, (i) to purchase any such primary obligation or any property constituting direct or indirect security therefor, (ii) to advance or supply funds (1) for the purchase or payment of any such primary obligation or (2) to maintain working capital or equity capital of the primary obligor or otherwise to maintain the net worth or solvency of the primary obligor, (iii) to purchase property, securities or services primarily for the purpose of assuring the owner of any such primary obligation of the ability of the primary obligor to make payment of such primary obligation or (iv) otherwise to assure or hold harmless the owner of any such primary obligation against loss in respect thereof; provided, however, that the term Guarantee Obligation shall not include endorsements of instruments for deposit or collection in the ordinary course of business. The amount of any Guarantee Obligation of any guaranteeing person shall be deemed to be the lower of (a) an amount equal to the stated or determinable amount of the primary obligation in respect of which such Guarantee Obligation is made and (b) the maximum amount for which such guaranteeing person may be liable pursuant to the terms of the instrument embodying such Guarantee Obligation, unless such primary obligation and the maximum amount for which such guaranteeing person may be liable are not stated or

                                                                           11
     determinable, in which case the amount of such Guarantee
     Obligation shall be such guaranteeing person's maximum reasonably anticipated liability in respect thereof as determined by the Borrower in good faith.

            "Indebtedness": of any Person at any date, (a) all indebtedness of such Person for borrowed money or for the deferred purchase price of property or services (other than current trade liabilities incurred in the ordinary course of business and payable in accordance with customary practices), (b) any other indebtedness of such Person which is evidenced by a note, bond, debenture or similar instrument, (c) all obligations of such Person under Financing Leases, (d) all obligations of such Person in respect of acceptances issued or created for the account of such Person and (e) all liabilities secured by any Lien on any property owned by such Person even though such Person has not assumed or otherwise become liable for the payment thereof.

            "Insolvency":  with respect to any Multiemployer
     Plan, the condition that such Plan is insolvent within the meaning of Section 4245 of ERISA.

            "Insolvent": pertaining to a condition of Insolvency.

            "Interest Component": at any date of determination, shall mean three months interest on the Loans calculated using the weighted average interest rate then applicable to the Loans at such date (after giving effect to any requested borrowing hereunder and using, for any such requested borrowing, the Borrower's estimate of the interest rate to be applicable thereto).

            "Interest Payment Date": (a) as to any ABR Loan, the last day of each March, June, September and December, (b) as to any Eurodollar Loan having an Interest Period of three months or less, the last day of such Interest Period, and
     (c) as to any Eurodollar Loan having an Interest Period longer than three months, each day which is three months, or a whole multiple thereof, after the first day of such Interest Period and the last day of such Interest Period.

            "Interest Period":  with respect to any Eurodollar
     Loan:
              (i) initially, the period commencing on the
            borrowing or conversion date, as the case may be, with respect to such Eurodollar Loan and ending one, two, three or six months thereafter, as selected by the Borrower in its notice of borrowing or notice of

                                                                           12
            conversion, as the case may be, given with respect thereto; and

               (ii) thereafter, each period commencing on the last day of the next preceding Interest Period applicable to such Eurodollar Loan and ending one, two, three or six months thereafter, as selected by the Borrower by irrevocable notice to the Administrative Agent not less than three Business Days prior to the last day of the then current Interest Period with respect thereto;

     provided that, all of the foregoing provisions relating to Interest Periods are subject to the following:

              (1) if any Interest Period would otherwise end on a day that is not a Business Day, such Interest Period shall be extended to the next succeeding Business Day unless the result of such extension would be to carry such Interest Period into another calendar month in which event such Interest Period shall end on the immediately preceding Business Day;

              (2) any Interest Period that would otherwise extend
            beyond the Termination Date shall end on the Termination Date; and

              (3) any Interest Period that begins on the last
            Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall end on the last Business Day of a calendar month.

            "Interest Rate Agreement": any interest rate swap agreement, interest rate cap agreement, interest rate collar agreement, interest rate futures contract, interest rate option contract or other similar agreement or arrangement designed to manage the exposure of a Person to or any of its Subsidiaries to fluctuating interest rates.

            "Interest Sublimit":  when the Maximum Commitment
     Amount is:

              (A) $600,000,000 or more, $100,000,000;

              (B) less than $600,000,000 but equal to or more
            than $400,000,000, $75,000,000;

              (C) less than $400,000,000 but equal to or more
            than $200,000,000, $50,000,000; and

                                                                           13
              (D) less than $200,000,000, $25,000,000.

            "Lenders": as defined in the preamble to this Agreement.

            "Lien": any mortgage, pledge, hypothecation, assignment, deposit arrangement, encumbrance, lien (statutory or other), charge or other security interest or any preference, priority or other security agreement or preferential arrangement of any kind or nature whatsoever (including, without limitation, any conditional sale or other title retention agreement and any Financing Lease having substantially the same economic effect as any of the foregoing).

            "Loan":  as defined in subsection 2.1.

            "Loan Documents": this Agreement, any Notes and the Escrow Agreement.

            "Loan Value": when used in reference to Common Stock, means the current market price per share of the Common Stock as of the Trading Day immediately preceding the relevant Valuation Date and based upon the aggregate amount of Escrowed Stock in the Escrow Account as of the Business Day immediately preceding such Valuation Date; when used in reference to Options, means the exercise price of unexercised vested Options that are "in the money" determined (x) with respect to the existence of unexercised Options, as of the close of business on the last Business Day of the week immediately preceding the relevant Valuation Date, (y) with respect to whether or not such Options are "in the money", based on the Loan Value of the Common Stock as of the Trading Day immediately preceding such Valuation Date and (z) with respect to whether or not such Options are vested, as of the close of business on the Trading Day immediately preceding such Valuation Date. The current market price per share on (a) any Trading Day, shall be deemed to be the reported last sale price for any such Trading Day and (b) any other date, shall be deemed to be the reported last sale price for the Trading Day before the date in question. The reported last sales price for each day shall be the reported last sales price, regular way, or, in case no sale takes place on such day, the average of the reported closing bid and asked prices, regular way, in either case as reported on the New York Stock Exchange Composite Tape or, if such security is not listed or admitted to trading on the New York Stock Exchange at such time, on the principal national securities exchange on which such security is listed or admitted to trading or, if not

                                                                           14
     listed or admitted to trading on any national securities exchange, on the National Market System of the National
     Association of Securities Dealers, Inc. Automated Quotations
     System ("NASDAQ") or, if such security is not quoted on such National Market System, the average of the closing bid and asked prices on such day in the over-the-counter market as reported by NASDAQ or, if bid and asked prices for the security on each such day shall not have been reported through NASDAQ, the average of the bid and asked prices for such date as furnished by any New York Stock Exchange member firm regularly making a market in such security selected for such purpose by the Board of Directors of the Borrower or a committee thereof or, if no such quotations are available, the fair market value of such Common Stock as determined by a New York Stock Exchange member firm regularly making a market in the Common Stock selected for such purpose by the Board of Directors of the Borrower or a committee thereof.

            "Majority Lenders": at any time, Lenders the Commitment Percentages of which aggregate more than 50%.

            "Material Adverse Effect": a material adverse effect on (a) the business, results of operations, condition (financial or otherwise), properties or liabilities of the Borrower and its Subsidiaries taken as a whole or (b) the rights or remedies of the Administrative Agent or the Lenders or the ability of the Borrower to perform its obligations to the Administrative Agent or the Lenders under any Loan Document.

            "Material Subsidiary": of any Person, shall mean each Subsidiary of such Person which, either alone or together with the Subsidiaries of such Subsidiary, meets any of the following conditions:

        (i) the investments of such Person and its Subsidiaries in, or their proportionate share (based on their equity interests) of the fair value or book value of the total assets (after intercompany eliminations) of, the Subsidiary in question exceeds 5% of the fair market or book value, respectively, of the total assets of such Person and its Subsidiaries;

        (ii) the equity of such Person and its Subsidiaries in the revenues of the Subsidiary in question exceeds 5% of the revenues from continuing operations of such Person and its Subsidiaries (on a consolidated basis) for the twelve-month period ending on the last day of such Person's most recently ended fiscal quarter; or

                                                                           15
        (iii) the equity of such Person and its Subsidiaries in the Consolidated Cash Flow of the Subsidiary in question exceeds 5% of the Consolidated Cash Flow of such Person and its Subsidiaries for the twelve-month period ended on the last day of such Person's most recently ended fiscal quarter.

          "Materials of Environmental Concern": any gasoline or petroleum (including crude oil or any fraction thereof) or petroleum products or any hazardous or toxic substances, materials or wastes, defined or regulated as such in or under any Environmental Law, including, without limitation, asbestos, polychlorinated biphenyls and urea-formaldehyde insulation.

          "Maximum Commitment Amount": at any date of determination, the aggregate amount of the Commitments then in effect.

          "Multiemployer Plan": a Plan which is a multiemployer plan as defined in Section 4001(a)(3) of ERISA.

          "NASDAQ": as defined in the definition of "Loan Value" contained in this subsection 1.1.

          "Net Cash Proceeds": in connection with any sale of Escrowed Stock the cash proceeds received therefrom net of all reasonable investment banking fees, legal fees, accountants fees, underwriting discounts and commissions and other customary fees and expenses, actually incurred in connection therewith.

          "Non-Material Subsidiary": with respect to any Person, any Subsidiary of such Person which is not a Material
     Subsidiary.

          "Note":  as defined in subsection 2.5(e).

          "Notional Reduction Amount": with respect to each Trigger Event, (i) if the Base Maximum Commitment Amount immediately prior thereto was equal to or less than the Current Reg. U Loan Value of the Escrowed Stock, the amount by which the Base Maximum Commitment Amount would have to have been reduced so that the related withdrawal and sale of Escrowed Stock would not have caused the Base Maximum Commitment Amount to exceed the Current Reg. U Loan Value of the Escrowed Stock after giving effect to such withdrawal and sale or (ii) if the Base Maximum Commitment Amount immediately prior thereto exceeded such Current Reg. U Loan Value, the amount by which the Base Maximum Commitment

                                                                           16
     Amount would have to have been reduced so as not to have caused an increase in the amount by which such Base Maximum
     Commitment Amount exceeded the Current Reg. U Loan Value after giving effect to such withdrawal and sale.

          "Options": the approximately [82,613,421] options to purchase Common Stock reflected on Schedule II (excluding each such option the expiration date of which is, after the Closing Date, extended beyond the maturity date of such option set forth on Schedule II), as such Options may be adjusted pursuant to subsection 9.8.

          "Other Taxes": any and all present or future stamp or documentary taxes or any other excise or property taxes, charges or similar levies arising from any payment made hereunder or from the execution or delivery of, or otherwise with respect to, this Agreement.

          "Participant":  as defined in subsection 9.6(b).

          "PBGC": the Pension Benefit Guaranty Corporation established pursuant to Subtitle A of Title IV of ERISA or any successor thereto.

          "Person": an individual, partnership, corporation, business trust, joint stock company, trust, unincorporated association, joint venture, Governmental Authority or other entity of whatever nature.

          "Plan": at a particular time, any employee benefit plan which is covered by ERISA and in respect of which the Borrower or a Commonly Controlled Entity is (or, if such plan were terminated at such time, would under Section 4069 of ERISA be deemed to be) an "employer" as defined in
     Section 3(5) of ERISA.

          "Prime Rate": as defined in the definition of "ABR" contained in this subsection 1.1.

          "Properties":  as defined in subsection 3.16.

          "Ratios":  the ratios referred to in subsection 2.1.

          "Register":  as defined in subsection 9.6(d).

          "Regulation U": Regulation U of the Board of Governors of the Federal Reserve System as in effect from time to time.

                                                                           17
          "Reorganization":  with respect to any Multiemployer
     Plan, the condition that such Plan is in reorganization within the meaning of Section 4241 of ERISA.

          "Repayment Amount":  as defined in subsection 2.5(f).

          "Reportable Event":  any of the events set forth in
     Section 4043(c) of ERISA, other than those events as to which the thirty day notice period is waived under subsections .13, .14, .16, .18, .19 or .20 of PBGC Reg.
     section 2615.

          "Requirement of Law": as to any Person, the Certificate of Incorporation and By-Laws or other organizational or governing documents of such Person, and any law, treaty, rule or regulation or final, non-appealable determination of an arbitrator or a court or other
     Governmental Authority, in each case applicable to or binding upon such Person or any of its property or to which such Person or any of its property is subject.

          "Responsible Officer": the chief executive officer and the president of the Borrower or, with respect to financial matters, the chief financial officer of the Borrower.

          "Sale Event":  as defined in subsection 5.9(d).

          "Single Employer Plan": any Plan which is covered by Title IV of ERISA, but which is not a Multiemployer Plan.

          "Subsidiary": as to any Person, a corporation, partnership or other entity of which shares of stock or other ownership interests having ordinary voting power (other than stock or such other ownership interests having such power only by reason of the happening of a contingency) to elect a majority of the board of directors or other managers of such corporation, partnership or other entity are at the time owned, or the management of which is otherwise controlled, directly or indirectly through one or more intermediaries, or both, by such Person. Unless otherwise qualified, all references to a "Subsidiary" or to "Subsidiaries" in this Agreement shall refer to a Subsidiary or Subsidiaries of the Borrower.

          "Surplus Escrowed Stock": as of the indicated effective date of any request for an increase in the Base Maximum Commitment Amount, the sum of (i) the amount of Common Stock deposited in the Escrow Account in connection with such request plus (ii) an amount equal to the excess,

                                                                           18
     if any, of (x) the amount of Escrowed Stock prior to the deposit referred to in the preceding clause (i) over (y) the portion of such Escrowed Stock that is at that time required for a Trigger Event not to occur.

          "Taxes": any and all present or future taxes, levies, imposts, duties, deductions, charges or withholdings imposed by any Governmental Authority, other than Excluded Taxes.

          "Termination Date": the fifth anniversary of the Closing Date.

          "Trading Day": (x) if the Common Stock is listed or admitted for trading on the New York Stock Exchange or another national securities exchange, a day on which the New York Stock Exchange or such other national securities exchange is open for business or (y) if the Common Stock is quoted on the National Market System of the NASDAQ, a day on which trades may be made on such National Market System or
     (z) otherwise, any Business Day.

          "Tranche": the collective reference to Eurodollar Loans the then current Interest Periods with respect to all of which begin on the same date and end on the same later date (whether or not such Loans shall originally have been made on the same day).

          "Transferee":  as defined in subsection 9.6(f).

          "Trigger Event": each withdrawal of Escrowed Stock from the Escrow Account that, after giving effect to any concurrent reduction in the Maximum Commitment Amount, (i) results in the Base Maximum Commitment Amount exceeding the Current Reg. U Loan Value of the Escrowed Stock or (ii) which causes an increase in the amount by which such Base Maximum Commitment Amount exceeds such Current Reg. U Loan Value.

          "Type": as to any Loan, its nature as an ABR Loan or a Eurodollar Loan.

          "Undertakings": the collective reference to the Borrower's obligations hereunder to comply with the Ratios, to comply with the provisions of subsections 5.9 and 5.10 and to comply with the provisions of Section 5 of the Escrow
     Agreement.

          "Valuation Date": means the second Business Day of each week.

                                                                           19
         1.2 Other Definitional Provisions. (a) Unless otherwise specified therein, all terms defined in this Agreement shall have the defined meanings when used in any Notes or any certificate or other document made or delivered pursuant hereto.

          (b) As used herein and in any Notes, and any certificate or other document made or delivered pursuant hereto, accounting terms relating to the Borrower and its Subsidiaries not defined in subsection 1.1 and accounting terms partly defined in subsection 1.1, to the extent not defined, shall have the respective meanings given to them under GAAP.

          (c) The words "hereof", "herein" and "hereunder" and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement, and Section, subsection, Schedule and Exhibit references are to this Agreement unless otherwise specified.

          (d) The meanings given to terms defined herein shall be equally applicable to both the singular and plural forms of such terms.


           SECTION 2.  AMOUNT AND TERMS OF COMMITMENTS

          2.1 Revolving Credit Commitments. (a) Subject to the terms and conditions hereof, each Lender severally agrees to make revolving credit loans ("Loans") to the Borrower from time to time during the Commitment Period in an aggregate principal amount at any one time outstanding not to exceed the amount of such Lender's Commitment, provided that no Lender shall be required to make a Loan to the extent that, after giving effect thereto

          (1) the ratio of (x) the sum of (i) the Aggregate Loan Value of the Escrowed Stock and (ii) the Aggregate Loan Value of the Options, in each case as of the immediately preceding Valuation Date, to (y) the sum (such sum, the "Covered Amount") of the aggregate outstanding principal amount of the Loans plus the Interest Component at such time, would be less than 1.70 to 1.0; or

          (2) the ratio of (x) the Aggregate Loan Value of the Escrowed Stock as of the immediately preceding Valuation Date, to (y) the Covered Amount at such time would be less than (A) when the Loan Value of the Escrowed Stock is greater than or equal to $24 per share (as adjusted pursuant to subsection 9.8), 1.25 to 1.0 and (B) when the Loan Value of the Escrowed Stock is less than $24 per share (as adjusted pursuant to subsection 9.8), 1.40 to 1.0.

                                                                           20
During the Commitment Period the Borrower may use the Commitments by borrowing, prepaying the Loans in whole or in part, and reborrowing, all in accordance with the terms and conditions hereof.

          (b) The Loans may from time to time be (i) Eurodollar Loans, (ii) ABR Loans, (iii) or a combination thereof, as determined by the Borrower and notified to the Administrative Agent in accordance with subsections 2.2 and 2.7, provided that no Loan shall be made as a Eurodollar Loan after the day that is one month prior to the Termination Date.

          2.2  Procedure for Borrowing.   The Borrower may borrow
under the Commitments during the Commitment Period on any Business Day, provided that the Borrower shall give the Administrative Agent irrevocable notice (which notice must be received by the Administrative Agent prior to 10:00 A.M., New York City time, (a) three Business Days prior to the requested Borrowing Date, if all or any part of the requested Loans are to be initially Eurodollar Loans and (b) one Business Day prior to the requested Borrowing Date, otherwise), specifying (i) the amount to be borrowed, (ii) the requested Borrowing Date, (iii) whether the borrowing is to be of Eurodollar Loans, ABR Loans or a combination thereof, (iv) if the borrowing is to be entirely or partly of Eurodollar Loans, the respective amounts of each such Type of Loan and the lengths of the initial Interest Periods therefor and (v) the portion of the requested Loans, if any, allocable to the Interest Sublimit. Each borrowing under the Commitments shall be in an amount equal to (x) in the case of ABR Loans, $5,000,000 or integral amounts of $1,000,000 in excess thereof (or, if the then Available Commitments are less than $5,000,000, such lesser amount) and (y) in the case of Eurodollar Loans $5,000,000 or integral amounts of $1,000,000 in excess thereof. Upon receipt of any such notice from the Borrower, the Administrative Agent shall promptly notify each Lender thereof. Each Lender will make the amount of its pro rata share of each borrowing available to the Administrative Agent for the account of the Borrower at the office of the Administrative Agent specified in subsection 9.2 prior to 11:00 A.M., New York City time, on the Borrowing Date requested by the Borrower in funds immediately available to the Administrative Agent. Such borrowing will then be made available to the Borrower by the Administrative Agent crediting the account of the Borrower on the books of such office with the aggregate of the amounts made available to the Administrative Agent by the Lenders and in like funds as received by the Administrative Agent. The foregoing provisions shall not apply to the continuation or conversion of Loans pursuant to subsection 2.7.

                                                                           21
          2.3 Commitment and Other Fees. The Borrower agrees to pay to the Administrative Agent for the account of each Lender a commitment fee for the period from and including the first day of the Commitment Period to the Termination Date, computed at the rate of 1/4th of 1% per annum on the average daily amount of the Available Commitment of such Lender during the period for which payment is made, payable quarterly in arrears on the last day of each March, June, September and December and on the Termination
Date or such earlier date as the Commitments shall terminate as provided herein, commencing on the first of such dates to occur after the date hereof. In addition the Borrower agrees to pay the Administrative Agent the fees specified in the letter, dated
April 12, 1996, from Chase Securities Inc. and Chemical to the
Borrower.

          2.4 Termination or Reduction of Commitments. (a) The Borrower shall have the right, upon not less than five Business Days' notice to the Administrative Agent, to terminate the Commitments or, from time to time, to reduce the amount of the Commitments but not below the outstanding principal amount of the Loans after giving effect to any prepayments thereof to be made on or prior to the effective date of such termination or reduction. Any such reduction shall be in an amount equal to $5,000,000 or integral amounts of $1,000,000 in excess thereof and shall reduce permanently the Commitments then in effect.
Upon receipt of any notice pursuant to this subsection 2.4(a), the Administrative Agent shall promptly notify each Lender thereof.

          (b) On the fifteenth day of each month or if such day is not a Business Day, on the next succeeding Business Day (commencing with the first such day to occur in the month following the month in which the Closing Date occurs), the Commitments shall automatically and permanently be reduced by an amount equal to the cash proceeds received by or on behalf of the Borrower during the immediately preceding month from the exercise of Options (or, in the case of the first such day, received in respect of the Options through the last day of the preceding month) (the "Automatic Commitment Reduction Amount"), provided that to the extent that the Automatic Commitment Reduction Amount as calculated with respect to any month or period is less than $1,000,000, the Commitments shall not be reduced pursuant to this subsection and such Automatic Commitment Reduction Amount shall be added to the calculation of the Automatic Commitment Reduction Amount in respect of the immediately subsequent month.

          2.5 Repayment of Loans; Evidence of Debt; Limited Recourse. (a) Subject to the limitations on recourse to the Borrower set forth in subsection 2.5(f), the Borrower hereby unconditionally promises to pay to the Administrative Agent for

                                                                           22
the account of each Lender the then unpaid principal amount of each Loan of such Lender on the Termination Date (or such earlier date on which the Loans become due and payable pursuant to subsection 7.1). Subject to the limitations on recourse to the Borrower set forth in subsection 2.5(f), the Borrower hereby further agrees to pay interest on the unpaid principal amount of the Loans from time to time outstanding from the date hereof until payment in full thereof at the rates per annum, and on the dates, set forth in subsection 2.9.

          (b) Each Lender shall maintain in accordance with its usual practice an account or accounts evidencing indebtedness of the Borrower to such Lender resulting from each Loan of such Lender from time to time, including the amounts of principal and interest payable and paid to such Lender from time to time under this Agreement.

          (c) The Administrative Agent shall maintain the Register pursuant to subsection 9.6(d), and a subaccount therein for each Lender, in which shall be recorded (i) the amount of each Loan made hereunder, the Type thereof and each Interest Period applicable thereto, (ii) the amount of any principal or interest due and payable or to become due and payable from the Borrower to each Lender hereunder and (iii) both the amount of any sum received by the Administrative Agent hereunder from the Borrower and each Lender's share thereof.

          (d) The entries made in the Register and the accounts of each Lender maintained pursuant to subsection 2.5(b) shall, to the extent permitted by applicable law, be prima facie evidence of the existence and amounts of the obligations of the Borrower therein recorded; provided, however, that the failure of any Lender or the Administrative Agent to maintain the Register or any such account, or any error therein, shall not in any manner affect the obligation of the Borrower to repay (with applicable interest) the Loans made to such Borrower by such Lender in accordance with the terms of this Agreement.

          (e) The Borrower agrees that, upon the request to the Administrative Agent by any Lender, the Borrower will execute and deliver to such Lender a promissory note of the Borrower evidencing the Loans of such Lender, substantially in the form of Exhibit A with appropriate insertions as to date and principal amount (a "Note").

          (f) Subject to the two succeeding sentences, the obligation to repay the Loans, together with the interest thereon pursuant to this Agreement (collectively, the "Repayment Amount"), shall be recourse to the Borrower only in an amount equal to the cash proceeds from the exercising of the Options and

                                                                           23
an amount equal to the Net Cash Proceeds of the sale of the Escrowed Stock and to the Undertakings. Notwithstanding the foregoing, the obligations set forth in subsections 2.3, 2.14, 2.15, 2.16 (other than clause (b) of subsection 2.16), 6.1 and
9.5 shall be fully recourse to the Borrower. In addition, to the extent provided in subsection 7.2, if the Borrower shall fail to perform any of its Undertakings (taking into account the time periods provided for herein for such performance) and, as a result, the Loans and all other amounts owing in respect thereof shall not be paid in full, the Repayment Amount shall become fully recourse to the Borrower, and the Repayment Amount and all other amounts owing to the Administrative Agent and the Lenders shall be immediately due and payable in cash.

          2.6 Optional and Mandatory Prepayments. (a) The Borrower may at any time and from time to time prepay the Loans, in whole or in part, without premium or penalty, upon irrevocable notice to the Administrative Agent (which notice must be received by the Administrative Agent prior to 10:00 A.M., New York City time, at least (i) three Business Days prior to the date of such prepayment with respect to Eurodollar Loans and (ii) one Business Day prior to the date of such prepayment with respect to ABR Loans), specifying the date and amount of prepayment and whether the prepayment is of Eurodollar Loans, ABR Loans or a combination thereof, and, if of a combination thereof, the amount allocable to each. Upon receipt of any such notice the Administrative Agent shall promptly notify each Lender thereof. If any such notice is given, the amount specified in such notice shall be due and payable on the date specified therein, together with any amounts payable pursuant to subsection 2.16 and accrued interest to such date on the amount prepaid. Partial prepayments under this subsection 2.6(a) shall be in an aggregate principal amount of $5,000,000 or in integral amounts of $1,000,000 in excess thereof.

          (b) If on any Valuation Date (the "First Valuation Date") the Borrower is not in compliance with the Ratios (after giving effect to any deposit of Common Stock into the Escrow Account pursuant to subsection 5.9), the Borrower shall, without notice or demand, on or before the immediately succeeding Valuation Date (if on such date the Borrower is still not in compliance with the Ratios) prepay the Loans in an aggregate principal amount necessary to cause compliance with the Ratios as of the First Valuation Date.

          (c) Upon the release of Escrowed Stock from the Escrow Account, the Borrower shall prepay the Loans in an amount equal to the greater of (i) the amount, if any, necessary to cause compliance with the Ratios (after giving effect to the release of such Escrowed Stock) and (ii) (x) if the outstanding amount of

                                                                           24
the Loans immediately prior to the release of the Escrowed Stock was less than or equal to the Current Reg. U Loan Value of the Escrowed Stock prior to such release, an amount such that after giving effect thereto, the outstanding principal amount of the Loans does not exceed the Current Reg. U Loan Value of the remaining Escrowed Stock or (y) if the outstanding amount of the Loans immediately prior to the release of the Escrowed Stock exceeded the Current Reg. U Loan Value of the Escrowed Stock prior to such release, an amount such that after giving effect thereto, the amount of such excess does not increase based on the Current Reg. U Loan Value of the remaining Escrowed Stock. All prepayments required to be made pursuant to this subsection
2.6(c) shall be due (x) in the case of any such prepayment obligation which is to be satisfied with the proceeds from the sale of such Escrowed Stock, not later than the second Business
Day following receipt of the proceeds from the sale of such Escrowed Stock and (y) otherwise, on the Business Day such Escrowed Stock is released.

          (d) On each date that the Commitments are reduced pursuant to subsection 2.4, the Borrower shall prepay the Loans by the amount, if any, that the outstanding aggregate principal amount of the Loans exceeds the Maximum Commitment Amount (after giving effect to such reduction in the Commitments).

          (e) Each prepayment pursuant to subsections 2.6(b) through (d) shall be accompanied by payment of any amounts payable pursuant to subsection 2.16 and accrued interest to such date on the amount prepaid.

          2.7  Conversion and Continuation Options.
          (a) Notwithstanding the provisions of subsection 2.2, the Borrower may elect from time to time to convert Eurodollar Loans to ABR Loans by giving the Administrative Agent at least one Business Day's prior irrevocable notice of such election (which notice must be received by the Administrative Agent prior to 10:00 A.M., New York City time), provided that any such conversion of Eurodollar Loans may only be made on the last day of an Interest Period with respect thereto. The Borrower may elect from time to time to convert ABR Loans to Eurodollar Loans by giving the Administrative Agent at least three Business Days' prior irrevocable notice of such election. Any such notice of conversion to Eurodollar Loans shall specify the length of the initial Interest Period or Interest Periods therefor. Upon receipt of any such notice the Administrative Agent shall promptly notify each Lender thereof. All or any part of outstanding Eurodollar Loans and ABR Loans may be converted as provided herein, provided that (i) no Loan may be converted into a Eurodollar Loan when any Event of Default has occurred and is continuing and the Administrative Agent has determined that such

                                                                           25
a conversion is not appropriate and (ii) no Loan may be converted into a Eurodollar Loan after the date that is one month prior to the Termination Date.

          (b) Notwithstanding subsection 2.2, any Eurodollar Loans may be continued as such upon the expiration of the then current Interest Period with respect thereto by the Borrower giving notice to the Administrative Agent, in accordance with the applicable provisions of the term "Interest Period" set forth in subsection 1.1, of the length of the next Interest Period to be applicable to such Loans, provided that no Eurodollar Loan may be continued as such (i) when any Event of Default has occurred and is continuing and the Administrative Agent has determined that such a continuation is not appropriate or (ii) after the date that is one month prior to the Termination Date and provided, further, that if the Borrower shall fail to give such notice or if such continuation is not permitted such Loans shall be automatically converted to ABR Loans on the last day of such then expiring Interest Period. Upon receipt of any notice pursuant to this subsection 2.7(b), the Administrative Agent shall promptly notify each Lender thereof.

          2.8 Minimum Amounts and Maximum Number of Tranches. All borrowings, conversions and continuations of Loans hereunder and all selections of Interest Periods hereunder shall be in such amounts and be made pursuant to such elections so that, after giving effect thereto, the aggregate principal amount of the Loans comprising each Tranche shall be equal to $5,000,000 or integral amounts of $1,000,000 in excess thereof. In no event shall there be more than 20 Tranches outstanding at any time.

          2.9 Interest Rates and Payment Dates. (a) Each Eurodollar Loan shall bear interest for each day during each Interest Period with respect thereto at a rate per annum equal to the Eurodollar Rate determined for such day plus the Applicable Margin.

          (b) Each ABR Loan shall bear interest at a rate per annum equal to the ABR.

          (c) If all or a portion of (i) any principal of any Loan, (ii) any interest payable thereon, (iii) any commitment fee or (iv) any other amount payable hereunder shall not be paid when due (whether at the stated maturity, by acceleration or otherwise), the amount which is not paid when due shall bear interest at a rate per annum which is (x) in the case of principal, the rate that would otherwise be applicable thereto pursuant to the foregoing provisions of this subsection plus 2% or (y) in the case of any such overdue interest, commitment fee or other amount, the rate described in paragraph (b) of this

                                                                           26
subsection plus 2%, in each case from the date of such non-payment until such overdue principal, interest, commitment fee or other amount is paid in full (as well after as before judgment).

          (d) Interest shall be payable in arrears on each Interest Payment Date, provided that interest accruing pursuant to paragraph (c) of this subsection shall be payable from time to time on demand.

          2.10 Computation of Interest and Fees. (a) Commitment fees and, whenever it is calculated on the basis of the Prime Rate, interest shall be calculated on the basis of a 365- (or 366-, as the case may be) day year for the actual days elapsed; and, otherwise, interest shall be calculated on the basis of a 360-day year for the actual days elapsed. The Administrative Agent shall as soon as practicable notify the Borrower and the Lenders of each determination of a Eurodollar Rate. Any change in the interest rate on a Loan resulting from a change in the ABR, the Eurocurrency Reserve Requirements, the C/D Assessment Rate or the C/D Reserve Percentage shall become effective as of the opening of business on the day on which such change becomes effective. The Administrative Agent shall as soon as practicable notify the Borrower and the Lenders of the effective date and the amount of each such change in interest rate.

          (b) Each determination of an interest rate by the Administrative Agent pursuant to any provision of this Agreement shall be conclusive and binding on the Borrower and the Lenders in the absence of manifest error. The Administrative Agent shall, at the request of the Borrower, deliver to the Borrower a statement showing the quotations used by the Administrative Agent in determining any interest rate pursuant to subsection 2.9(a).

          2.11 Inability to Determine Interest Rate. If prior to the first day of any Interest Period:

          (a) the Administrative Agent shall have determined (which determination shall be conclusive and binding upon the Borrower) that, by reason of circumstances affecting the relevant market, adequate and reasonable means do not exist for ascertaining the Eurodollar Rate for such Interest Period, or

          (b) the Administrative Agent shall have received notice from the Majority Lenders that the Eurodollar Rate determined or to be determined for such Interest Period will not adequately and fairly reflect the cost to such Lenders (as conclusively certified by such Lenders) of making or maintaining their affected Loans during such Interest Period,

                                                                           27
the Administrative Agent shall give telecopy or telephonic notice thereof to the Borrower and the Lenders as soon as practicable thereafter. If such notice is given (x) any Eurodollar Loans requested to be made on the first day of such Interest Period shall be made as ABR Loans, (y) any Loans that were to have been converted on the first day of such Interest Period to Eurodollar
Loans shall be continued as ABR Loans and (z) any outstanding
Eurodollar Loans shall be converted, on the first day of such Interest Period, to ABR Loans. Until such notice has been withdrawn by the Administrative Agent, no further Eurodollar
Loans shall be made or continued as such, nor shall the Borrower have the right to convert Loans to Eurodollar Loans.

          2.12 Pro Rata Treatment and Payments. (a) Each borrowing by the Borrower from the Lenders hereunder, each payment by the Borrower on account of any commitment fee hereunder and any reduction of the Commitments of the Lenders shall be made pro rata according to the respective Commitment Percentages of the Lenders. Each payment (including each prepayment) by the Borrower on account of principal of and interest on the Loans shall be made pro rata according to the respective outstanding principal amounts of the Loans then held by the Lenders. All payments (including prepayments) to be made by the Borrower hereunder, whether on account of principal, interest, fees or otherwise, shall be made without set off or counterclaim and shall be made prior to 12:00 Noon, New York City time, on the due date thereof to the Administrative Agent, for the account of the Lenders, at the Administrative Agent's office specified in subsection 9.2, in Dollars and in immediately available funds. The Administrative Agent shall distribute such payments to the Lenders promptly upon receipt in like funds as received. If any payment hereunder becomes due and payable on a day other than a Business Day, such payment shall be extended to the next succeeding Business Day, and, with respect to payments of principal, interest thereon shall be payable at the then applicable rate during such extension.

          (b) Unless the Administrative Agent shall have been notified in writing by any Lender prior to a borrowing that such Lender will not make the amount that would constitute its Commitment Percentage of such borrowing available to the Administrative Agent, the Administrative Agent may assume that such Lender is making such amount available to the Administrative Agent, and the Administrative Agent may, in reliance upon such assumption, make available to the Borrower a corresponding amount. If such amount is not made available to the Administrative Agent by the required time on the Borrowing Date therefor, such Lender shall pay to the Administrative Agent, on demand, such amount with interest thereon at a rate equal to the daily average Federal Funds Effective Rate for the period until

                                                                           28
such Lender makes such amount immediately available to the Administrative Agent. A certificate of the Administrative Agent submitted to any Lender with respect to any amounts owing under this subsection shall be conclusive in the absence of manifest error. If such Lender's Commitment Percentage of such borrowing is not made available to the Administrative Agent by such Lender within three Business Days of such Borrowing Date, the Administrative Agent shall also be entitled to recover such amount with interest thereon at the rate per annum applicable to the Loans comprising such borrowing, on demand, from the Borrower. If such Lender shall repay to the Administrative Agent such corresponding amount, such amount shall constitute such Lender's Loan as part of such borrowing for purposes of this Agreement.

          2.13 Illegality. Notwithstanding any other provision herein, if the adoption of or any change in any Requirement of Law or in the interpretation or application thereof shall make it unlawful for any Lender to make or maintain Eurodollar Loans as contemplated by this Agreement, (a) the commitment of such Lender hereunder to make Eurodollar Loans, continue Eurodollar Loans as such and convert ABR Loans to Eurodollar Loans shall forthwith be cancelled and (b) such Lender's Loans then outstanding as Eurodollar Loans, if any, shall be converted automatically to ABR Loans on the respective last days of the then current Interest Periods with respect to such Loans or within such earlier period as required by law. If any such conversion of a Eurodollar Loan occurs on a day which is not the last day of the then current Interest Period with respect thereto, the Borrower shall pay to such Lender such amounts, if any, as may be required pursuant to subsection 2.16.

          2.14 Requirements of Law. (a) If the adoption of or any change in any Requirement of Law or in the interpretation or application thereof or compliance by any Lender with any request or directive (whether or not having the force of law) from any central bank or other Governmental Authority made subsequent to the date hereof:

            (i) shall subject any Lender to any tax of any kind whatsoever with respect to this Agreement, any Note or any Eurodollar Loan made by it, or change the basis of taxation of payments to such Lender in respect thereof (except for changes in the rate of tax on the overall net income of such Lender);

           (ii) shall impose, modify or hold applicable any reserve, special deposit, compulsory loan or similar requirement against assets held by, deposits or other liabilities in or for the account of, advances, loans or

                                                                           29
     other extensions of credit by, or any other acquisition of funds by, any office of such Lender which is not otherwise included in the determination of the Eurodollar Rate hereunder; or

          (iii)  shall impose on such Lender any other condition;

and the result of any of the foregoing is to increase the cost to such Lender, by an amount which such Lender reasonably deems to be material, of making, converting into, continuing or maintaining Eurodollar Loans or to reduce any amount receivable hereunder in respect thereof, then, in any such case, the Borrower shall promptly pay such Lender such additional amount or amounts as will compensate such Lender for such increased cost or reduced amount receivable.

          (b) If any Lender shall have reasonably determined that the adoption of or any change in any Requirement of Law regarding capital adequacy or in the interpretation or application thereof or compliance by such Lender or any corporation controlling such Lender with any request or directive regarding capital adequacy (whether or not having the force of law) from any Governmental Authority made subsequent to the date hereof shall have the effect of reducing the rate of return on such Lender's or such corporation's capital as a consequence of its obligations hereunder to a level below that which such Lender or such corporation could have achieved but for such adoption, change or compliance (taking into consideration such Lender's or such corporation's policies with respect to capital adequacy) by an amount reasonably deemed by such Lender to be material, then from time to time, the Borrower shall promptly pay to such Lender such additional amount or amounts as will compensate such Lender or such corporation for such reduction.

          (c) If any Lender becomes entitled to claim any additional amounts pursuant to this subsection, it shall promptly notify the Borrower (with a copy to the Administrative Agent) of the event by reason of which it has become so entitled. A certificate as to any additional amounts payable pursuant to this subsection submitted by such Lender to the Borrower (with a copy to the Administrative Agent) shall be conclusive in the absence of manifest error. The agreements in this subsection shall survive the termination of this Agreement and the payment of the Loans and all other amounts payable hereunder.

          2.15 Taxes. (a) All payments made by the Borrower under this Agreement and any Notes shall be made free and clear of, and without deduction or withholding for or on account of, any present or future Taxes or Other Taxes. If any such Taxes or Other Taxes are required to be withheld from any amounts payable

                                                                           30
to the Administrative Agent or any Lender hereunder or under any Note, the amounts so payable to the Administrative Agent or such Lender shall be increased to the extent necessary to yield to the Administrative Agent or such Lender (after payment of all Taxes and Other Taxes) interest or any such other amounts payable hereunder at the rates or in the amounts specified in this Agreement, provided, however, that the Borrower shall not be required to increase any such amounts payable to any Foreign
Lender if such Foreign Lender fails to comply with the requirements of paragraph (d) of this subsection. Whenever any Taxes or Other Taxes are payable by the Borrower, as promptly as possible thereafter the Borrower shall send to the Administrative
Agent for its own account or for the account of such Lender, as the case may be, a certified copy of an original official receipt received by the Borrower showing payment thereof. The agreements in this subsection 2.15 shall survive the termination of this Agreement and the payment of the Loans and all other amounts payable hereunder.

          (b)  In addition, the Borrower agrees to pay any Other
Taxes to the relevant Governmental Authority in accordance with applicable law.

          (c) The Borrower shall indemnify the Administrative Agent and each Lender, within 10 days after written demand therefor, for the full amount of any Taxes or Other Taxes (including Taxes or Other Taxes imposed or asserted on amounts payable under this subsection) paid by the Administrative Agent or such Lender, as the case may be, with respect to payments by or on account of any obligation of the Borrower hereunder and any liability (including penalties, interest and reasonable expenses) arising therefrom or with respect thereto, whether or not such Taxes or Other Taxes were correctly or legally asserted by the relevant Governmental Authority. A certificate as to the amount of such payment or liability delivered to the Borrower by a Lender or by the Administrative Agent on its own behalf or on behalf of a Lender, shall be conclusive absent manifest error.

          (d)  Each Foreign Lender shall:

            (i) deliver to the Borrower and the Administrative Agent (A) two duly completed copies of United States Internal Revenue Service Form 1001 or 4224, or successor applicable form, as the case may be, and (B) an Internal Revenue Service Form W-8 or W-9, or successor applicable form, as the case may be;

           (ii)  deliver to the Borrower and the Administrative
     Agent two further copies of any such form or certification on or before the date that any such form or certification

                                                                           31
     expires or becomes obsolete and after the occurrence of any event requiring a change in the most recent form previously delivered by it to the Borrower; and

          (iii) obtain such extensions of time for filing and complete such forms or certifications as may reasonably be requested by the Borrower or the Administrative Agent;

unless in any such case an event (including, without limitation, any change in treaty, law or regulation) has occurred prior to the date on which any such delivery would otherwise be required which renders all such forms inapplicable or which would prevent such Lender from duly completing and delivering any such form with respect to it and such Lender so advises the Borrower and the Administrative Agent. Such Lender shall certify (i) in the case of a Form 1001 or 4224, that it is entitled to receive payments under this Agreement without deduction or withholding of any United States federal income taxes and (ii) in the case of a Form W-8 or W-9, that it is entitled to an exemption from United States backup withholding tax. Each Person that shall become a Lender or a Participant pursuant to subsection 9.6 shall, upon the effectiveness of the related transfer, be required to provide all of the forms and statements required pursuant to this subsection, provided that in the case of a Participant such Participant shall furnish a copy of all such required forms and statements to the Lender from which the related participation shall have been purchased.

          (e) If the Administrative Agent or any Lender shall become aware that it is entitled to claim a refund from any Governmental Authority in respect of any Taxes or Other Taxes as to which it has been indemnified by the Borrower, or with respect to which the Borrower has paid additional amounts pursuant to this subsection 2.15, it shall promptly notify the Borrower of the availability of such refund claim and shall, within ten (10) days after receipt of a request by the Borrower, make a claim to such Governmental Authority for such refund at the Borrower's expense. If the Administrative Agent or any Lender receives a refund (including pursuant to a claim for refund made pursuant to the preceding sentence) in respect of any Taxes or Other Taxes as to which it has been indemnified by the Borrower or with respect to which the Borrower has paid additional amounts pursuant to this subsection 2.15, it shall, within ten (10) days from the date of such receipt, pay over such refund to the Borrower (but only to the extent of indemnity payments made, or additional amounts paid, by the Borrower under this subsection 2.15 with respect to the Taxes or Other Taxes giving rise to such refund), net of all out-of-pocket expenses of such Lender or the Administrative Agent and without interest (other than interest paid by the relevant Governmental Authority with respect to such

                                                                           32
refund); provided, however, that the Borrower, upon the request of such Lender or the Administrative Agent, agrees to repay the amount paid over to the Borrower (plus penalties, interest or other charges) to such Lender or the Administrative Agent in the event such Lender or the Administrative Agent is required to repay such refund to such Governmental Authority.

          2.16 Indemnity. The Borrower agrees to indemnify each Lender and to hold each Lender harmless from any loss or expense which such Lender may sustain or incur as a consequence of
(a) default by the Borrower in making a borrowing of, conversion into or continuation of Eurodollar Loans after the Borrower has given a notice requesting the same in accordance with the provisions of this Agreement, (b) default by the Borrower in making any prepayment after the Borrower has given a notice thereof in accordance with the provisions of this Agreement or
(c) the making of a prepayment or conversion of Eurodollar Loans on a day which is not the last day of an Interest Period with respect thereto. Such indemnification may include an amount equal to the excess, if any, of (i) the amount of interest which would have accrued on the amount so prepaid or converted, or not so borrowed, converted or continued, for the period from the date of such prepayment or conversion or of such failure to borrow, convert or continue to the last day of such Interest Period (or, in the case of a failure to borrow, convert or continue, the Interest Period that would have commenced on the date of such failure) in each case at the applicable rate of interest for such Loans provided for herein (excluding, however, the Applicable Margin included therein, if any) over (ii) the amount of interest (as reasonably determined by such Lender) which would have accrued to such Bank on such amount by placing such amount on deposit for a comparable period with leading banks in the interbank eurodollar market. This covenant shall survive the termination of this Agreement and the payment of the Loans and all other amounts payable hereunder.

          2.17 Change of Lending Office. Each Lender agrees that if it makes any demand for payment under subsection 2.14 or 2.15(a), or if any adoption or change of the type described in subsection 2.13 shall occur with respect to it, it will use reasonable efforts (consistent with its internal policy and legal and regulatory restrictions and so long as such efforts would not be disadvantageous to it, as determined in its sole discretion) to designate a different lending office if the making of such a designation would reduce or obviate the need for the Borrower to make payments under subsection 2.14 or 2.15(a), or would eliminate or reduce the effect of any adoption or change described in subsection 2.13.

                                                                           33
          2.18  Replacement of Lenders under Certain
Circumstances. The Borrower shall be permitted to replace any Lender which (a) requests reimbursement for amounts owing pursuant to subsection 2.14 or 2.15(a) or (b) is affected in the manner described in subsection 2.13 and as a result thereof any of the actions described in said subsection are required to be taken; provided that (i) such replacement does not conflict with any Requirement of Law, (ii) no Event of Default shall have occurred and be continuing at the time of such replacement, (iii) the Borrower shall repay (or the replacement bank or institution shall purchase, at par) all Loans and other amounts owing to such replaced Lender prior to the date of replacement, (iv) the Borrower shall be liable to such replaced Lender under subsection
2.16 if any Eurodollar Loan owing to such replaced Lender shall be prepaid (or purchased) other than on the last day of the Interest Period relating thereto, (v) the replacement bank or institution, if not already a Lender, and the terms and conditions of such replacement, shall be reasonably satisfactory to the Administrative Agent, (vi) the replaced Lender shall be obligated to make such replacement in accordance with the provisions of subsection 9.6 (provided that the Borrower shall be obligated to pay the registration and processing fee referred to therein), and (vii) until such time as such replacement shall be consummated, the Borrower shall pay all additional amounts (if any) required pursuant to subsection 2.14 or 2.15(a), as the case may be.


           SECTION 3.  REPRESENTATIONS AND WARRANTIES

          To induce the Administrative Agent and the Lenders to enter into this Agreement and to make the Loans, the Borrower hereby represents and warrants to the Administrative Agent and each Lender that:

          3.1 Financial Condition. The consolidated balance sheet of the Borrower and its consolidated Subsidiaries as at December 31, 1995 and the related consolidated statements of income and of cash flows for the fiscal year ended on such date, reported on by Ernst & Young, LLP, copies of which have heretofore been furnished to each Lender, are complete and correct and present fairly the consolidated financial condition of the Borrower and its consolidated Subsidiaries as at such date, and the consolidated results of their operations and their consolidated cash flows for the fiscal year then ended. The unaudited consolidated balance sheet of the Borrower and its consolidated Subsidiaries as at March 31, 1996 and the related unaudited consolidated statements of income and of cash flows for the three-month period ended on such date, certified by a Responsible Officer, copies of which have heretofore been

                                                                           34
furnished to each Lender, are complete and correct and present fairly the consolidated financial condition of the Borrower and its consolidated Subsidiaries as at such date, and the consolidated results of their operations and their consolidated cash flows for the three-month period then ended (subject to normal year-end audit adjustments). All such financial statements, including the related schedules and notes thereto, have been prepared in accordance with GAAP applied consistently throughout the periods involved (except as approved by such accountants or Responsible Officer, as the case may be, and as disclosed therein). Neither the Borrower nor any of its consolidated Subsidiaries had, at the date of the most recent balance sheet referred to above, any material Guarantee
Obligation, contingent liability or liability for taxes, or any material long-term lease or unusual forward or long-term commitment, including, without limitation, any interest rate or foreign currency swap or exchange transaction, which is not reflected in the foregoing statements or in the notes thereto to the extent required by GAAP.

          3.2 No Change. Since December 31, 1995 there has been no development, circumstance or event which has had or could reasonably be expected to have a Material Adverse Effect.

          3.3 Corporate Existence; Compliance with Law. Each of the Borrower and its Material Subsidiaries (a) is duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization, (b) has the corporate power and authority, and the legal right, to own and operate its property, to lease the property it operates as lessee and to conduct the business in which it is currently engaged, (c) is duly qualified as a foreign corporation and in good standing under the laws of each jurisdiction where its ownership, lease or operation of property or the conduct of its business requires such qualification and (d) is in compliance with all Requirements of Law, except in each case to the extent that such failure could not, in the aggregate, reasonably be expected to have a Material Adverse Effect.

          3.4 Corporate Power; Authorization; Enforceable Obligations. The Borrower has the corporate power and authority, and the legal right, to make, deliver and perform the Loan Documents to which it is a party and to borrow hereunder and has taken all necessary corporate action to authorize the borrowings on the terms and conditions of this Agreement and any Notes and to authorize the execution, delivery and performance of the Loan Documents to which it is a party. Except as contemplated by the Escrow Agreement, no consent or authorization of, filing with, notice to or other act by or in respect of, any Governmental Authority or any other Person is required in connection with the

                                                                           35
borrowings hereunder or with the execution, delivery, performance, validity or enforceability of the Loan Documents to which the Borrower is a party. This Agreement has been, and each other Loan Document to which it is a party will be, duly executed and delivered on behalf of the Borrower. This Agreement constitutes, and each other Loan Document to which it is a party when executed and delivered will constitute, a legal, valid and binding obligation of the Borrower enforceable against the Borrower in accordance with its terms, subject to the effects of bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws relating to or affecting creditors' rights generally, general equitable principles
(whether considered in a proceeding in equity or at law) and an implied covenant of good faith and fair dealing.

          3.5 No Legal Bar. The execution, delivery and performance of the Loan Documents to which the Borrower is a party, the borrowings hereunder and the use of the proceeds thereof will not violate any Requirement of Law or Contractual Obligation of the Borrower or of any of its Subsidiaries and will not result in, or require, the creation or imposition of any Lien on any of its or their respective properties or revenues pursuant to any such Requirement of Law or Contractual Obligation.

          3.6 No Material Litigation. Subject to the matters disclosed in the Disclosure Documents, no litigation, investigation or proceeding of or before any arbitrator or Governmental Authority is pending or, to the knowledge of the Borrower, threatened by or against the Borrower or any of its Subsidiaries or against any of its or their respective properties or revenues (a) with respect to any of the Loan Documents or any of the transactions contemplated hereby or thereby, or (b) which could reasonably be expected to have a Material Adverse Effect.

          3.7 No Default. Subject to the matters disclosed in the Disclosure Documents, neither the Borrower nor any of its Subsidiaries is in default under or with respect to any of its Contractual Obligations in any respect which could reasonably be expected to have a Material Adverse Effect. No Default or Event of Default has occurred and is continuing.

          3.8 Ownership of Property; Liens. Each of the Borrower and its Subsidiaries has good record and marketable title in fee simple to, or a valid leasehold interest in, all its real property, and good title to, or a valid leasehold interest in, all its other property except, in each case, to the extent that the failure to have such could not reasonably be expected to have a Material Adverse Effect. Except to the extent contemplated by the Escrow Agreement, no Lien exists on any of the Escrowed Stock or the exercise price payable to the Borrower in respect of the Options.

                                                                           36
          3.9 Intellectual Property. The Borrower and each of its Subsidiaries owns, or is licensed or otherwise entitled to use, all trademarks, tradenames, copyrights, technology, know-how and processes necessary for the conduct of its business as currently conducted except for those the failure to own or license or otherwise be entitled to use which could not reasonably be expected to have a Material Adverse Effect (the
"Intellectual Property"). The use of such Intellectual Property by the Borrower and its Subsidiaries does not infringe on the rights of any Person, except for such claims and infringements that, in the aggregate, could not reasonably be expected to have a Material Adverse Effect.

          3.10 No Burdensome Restrictions. Subject to the matters disclosed in the Disclosure Documents, no Requirement of Law or Contractual Obligation of the Borrower or any of its Subsidiaries could reasonably be expected to have a Material Adverse Effect.

          3.11 Taxes. Each of the Borrower and its Subsidiaries has filed or caused to be filed all tax returns which, to the knowledge of the Borrower, are required to be filed and has paid all taxes shown to be due and payable on said returns or on any assessments made against it or any of its property and all other taxes, fees or other charges imposed on it or any of its property by any Governmental Authority (other than (i) any the amount or validity of which are currently being contested in good faith by appropriate proceedings and with respect to which reserves in conformity with GAAP have been provided on the books of the Borrower or its Subsidiaries, as the case may be, or (ii) with respect to any Subsidiary, any that could not reasonably be expected to have a Material Adverse Effect). With respect to the Borrower, no tax Lien has been filed, and, with respect to any Subsidiary, no tax Lien has been filed that could reasonably be expected to have a Material Adverse Effect. No claim is being asserted against the Borrower or any of its Subsidiaries with respect to any such tax that could reasonably be expected to have a Material Adverse Effect.

          3.12 Federal Regulations. No part of the proceeds of any Loans will be used for any purpose which violates, or which would be inconsistent with, Regulation G or Regulation U of the Board of Governors of the Federal Reserve System as now and from time to time hereafter in effect. On the Closing Date, the Borrower will furnish to the Administrative Agent and each Lender a statement in conformity with the requirements of FR Form G-1 or FR Form U-1 referred to in said Regulation G or Regulation U, as the case may be.

                                                                           37
          3.13  ERISA.  Neither a Reportable Event nor an
"accumulated funding deficiency" (within the meaning of Section 412 of the Code or Section 302 of ERISA) has occurred during the five-year period prior to the date on which this representation is made or deemed made with respect to any Plan, which, if then terminated, has had or could reasonably be expected to have a Material Adverse Effect. Each Plan has complied with the applicable provisions of ERISA and the Code except where such failure to comply could not, individually or in the aggregate, reasonably be expected to have a Material Adverse
Effect. Neither the Borrower nor any Commonly Controlled Entity has incurred or reasonably expects to incur any liability under Title IV of ERISA (other than for premiums due to the PBGC which are not in default) which, individually or in the aggregate, reasonably, has or could be expected to have a Material Adverse
Effect and no Lien in favor of the PBGC or a Plan has arisen, during such five year period. The present value of all accrued benefits under each Single Employer Plan (based on those assumptions used to fund such Plans) did not, as of the last annual valuation date prior to the date on which this representation is made or deemed made, exceed the value of the assets of such Plan allocable to such accrued benefits by an amount which, when aggregated for all such Plans whose liabilities exceed its assets, is in excess of $50,000,000.
Neither the Borrower nor any Commonly Controlled Entity has had a complete or partial withdrawal from any Multiemployer Plan, and neither the Borrower nor any Commonly Controlled Entity would become subject to any liability under ERISA if the Borrower or any such Commonly Controlled Entity were to withdraw completely from all Multiemployer Plans as of the valuation date most closely preceding the date on which this representation is made or deemed made, where such withdrawal or liability could, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. No such Multiemployer Plan is in
Reorganization or Insolvent where the effect of such Reorganization or Insolvency could, individually or in the aggregate, reasonably be expected to have a Material Adverse
Effect.

          3.14 Investment Company Act; Other Regulations. The Borrower is not an "investment company", or a company "controlled" by an "investment company", within the meaning of the Investment Company Act of 1940, as amended. The Borrower is not subject to regulation under any Federal or State statute or regulation (other than Regulation X of the Board of Governors of the Federal Reserve System) which limits its ability to incur Indebtedness.

          3.15 Purpose of Loans. The proceeds of the Loans shall be used by the Borrower for general corporate purposes of

                                                                           38
the Borrower, including to pay interest and fees on the Loans;
provided that the Interest Sublimit shall be made available exclusively for the payment of interest and fees on the Loans and provided further that under the circumstances and for the period described in subsection 5.9(d), the proceeds of all Loans shall be made available exclusively for the payment of interest and fees on the Loans.

          3.16  Environmental Matters.  Except as set forth on
Schedule 3.16:

          (a) To the best knowledge of the Borrower, the facilities and properties owned, leased or operated by the Borrower or any of its Subsidiaries (the "Properties") do not contain, and have not previously contained, any Materials of Environmental Concern in amounts or concentrations which (i) constitute or constituted a violation of, or (ii) could reasonably be expected to give rise to liability under, any Environmental Law except in either case insofar as such violation or liability, or any aggregation thereof, is not reasonably likely to have a Material Adverse Effect.

          (b) To the best knowledge of the Borrower, the Properties and all operations at the Properties are in compliance, and have in the last year been in compliance, in all material respects with all applicable Environmental Laws, and there is no contamination at, under or about the Properties or violation of any Environmental Law with respect to the Properties or the business operated by the Borrower or any of its Subsidiaries (the "Business") which non-compliance, contamination or violations, individually or in the aggregate are reasonably likely to have a Material Adverse Effect.

          (c) To the best knowledge of the Borrower, Materials of Environmental Concern have not been transported or disposed of from the Properties in violation of, or in a manner or to a location which could reasonably be expected to give rise to liability under, any Environmental Law, nor have any Materials of Environmental Concern been generated, treated, stored or disposed of at, on or under any of the Properties in violation of, or in a manner that could reasonably be expected to give rise to liability under, any applicable Environmental Law except insofar as any such violation or liability referred to in this paragraph, or any aggregation thereof, is not reasonably likely to have a Material Adverse Effect.

                                                                           39
          3.17  Escrowed Stock.  The share certificates
representing Common Stock held by the Escrow Agent from time to time will represent Common Stock which is duly authorized for issuance and upon its release by the Escrow Agent and its sale as contemplated by the terms hereof and of the Escrow Agreement, and when paid for in an amount not less than par, including when sold in accordance with the Escrow Agreement to satisfy the obligations of the Borrower hereunder, will be duly and validly issued and fully paid and nonassessable.

          3.18 Options. (a) The stock option agreements related to the Options are in full force and effect and each such agreement constitutes a legal, valid and binding obligation of the Borrower and the other parties thereto enforceable against the Borrower and the other parties thereto in accordance with its terms.

          (b) Schedule II contains a list of the Options and the related expiration dates and exercise prices thereof and sets forth whether or not such Options are vested and/or "in the money", all as of the date specified therein, which Schedule is complete and correct in all material respects as of such date.

          (c) The information supplied by the Borrower contained in the Confidential Information Memorandum dated April 1996 and delivered to the Lenders in connection with the transactions contemplated hereby and as supplemented by the Disclosure Documents does not, when taken as a whole, contain, as of the date hereof, any untrue statement of a material fact and does not omit to state a material fact necessary in order to make the statements contained therein, in light of the circumstances under which they were made, not materially misleading; and there is no fact known to the Borrower that has not been disclosed in the Disclosure Documents or otherwise in writing to the Lenders that has had or could reasonably be expected to have a Material Adverse Effect.


                SECTION 4.  CONDITIONS PRECEDENT

          4.1 Conditions to Initial Loans. The agreement of each Lender to make the initial Loan requested to be made by it is subject to the satisfaction, immediately prior to or concurrently with the making of such Loan on the Closing Date, of the following conditions precedent:

          (a) Loan Documents. The Administrative Agent shall have received (i) this Agreement, executed and delivered by a duly authorized officer of the Borrower, with a counterpart for each Lender and (ii) the Escrow Agreement,

                                                                           40
     executed and delivered by a duly authorized officer of each party thereto, with a counterpart or a conformed copy for each Lender.

          (b) Borrowing Certificate. The Administrative Agent shall have received, with a copy for each Lender, a certificate of the Borrower, dated the Closing Date, substantially in the form of Exhibit C, with appropriate insertions and attachments, satisfactory in form and substance to the Administrative Agent, executed by the President or any Vice President and the Secretary or any Assistant Secretary of the Borrower.

          (c) Corporate Proceedings. The Administrative Agent shall have received, with a copy for each Lender, a copy of the resolutions, in form and substance satisfactory to the Administrative Agent, of the Board of Directors of the Borrower authorizing (i) the execution, delivery and performance of this Agreement and the other Loan Documents to which it is a party and (ii) the borrowings contemplated hereunder, certified by the Secretary or an Assistant
     Secretary of the Borrower as of the Closing Date, which certificate shall be in form and substance satisfactory to the Administrative Agent and shall state that the resolutions thereby certified have not been amended, modified, revoked or rescinded and are in full force and effect.

          (d) Incumbency Certificate. The Administrative Agent shall have received, with a copy for each Lender, a certificate of the Borrower, dated the Closing Date, as to the incumbency and signature of the officers of the Borrower executing any Loan Document satisfactory in form and substance to the Administrative Agent, executed by the President or any Vice President and the Secretary or any Assistant Secretary of the Borrower.

          (e) Corporate Documents. The Administrative Agent shall have received true and complete copies of the certificate of incorporation and by-laws of the Borrower, certified as of the Closing Date as complete and correct copies thereof by the Secretary or an Assistant Secretary of the Borrower.

          (f) Form U-1. The Administrative Agent shall have received a Form F.R. U-1 for each Lender, duly completed and satisfactory to such Lender and in conformity with Regulation U.

                                                                           41
          (g) Fees. The Administrative Agent shall have received the fees to be received on the Closing Date and referred to in the letter dated April 12, 1996 from Chase
     Securities Inc. and Chemical to the Borrower, and each Lender shall have received the up-front fee agreed to be paid to such Lender by the Administrative Agent.

          (h) Legal Opinions. The Administrative Agent shall have received, with a counterpart for each Lender, the following executed legal opinions:

                 (i)  the executed legal opinion of Cravath,
          Swaine & Moore, counsel to the Borrower, substantially in the form of Exhibit D-1; and

                (ii)  the executed legal opinion of Peter R.
          Haje, Esq., general counsel of the Borrower, substantially in the form of Exhibit D-2.

     Each such legal opinion shall cover such other matters incident to the transactions contemplated by this Agreement as the Administrative Agent may reasonably require.

          (i) Escrowed Stock; Stock Powers. The Administrative Agent shall have received evidence, satisfactory to it, that certificates representing Common Stock authorized for issuance at least equal to the Closing Date Margin Requirement (together with an undated stock power for each such certificate executed in blank by a duly authorized officer of the Borrower) have been delivered to the Escrow Agent to be held by the Escrow Agent in accordance with the terms of the Escrow Agreement.

          (j) Disclosure Documents. The Administrative Agent shall have received, with copies for each Lender, true and complete copies of each Disclosure Document, certified as such as of the Closing Date by an officer of the Borrower.

          4.2 Conditions to Each Loan. The agreement of each Lender to make any Loan requested to be made by it pursuant to subsection 2.2 on any date (including, without limitation, its initial Loan) is subject to the satisfaction of the following conditions precedent:

           (a) Representations and Warranties. Each of the representations and warranties made by the Borrower in or pursuant to the Loan Documents shall be true and correct in all material respects on and as of such date as if made on and as of such date.

                                                                           42
          (b) No Default. No Default or Event of Default shall have occurred and be continuing on such date or after giving effect to the Loans requested to be made on such date.

          (c) Borrowing Base. After giving effect to the Loans to be made on such date and any prepayments made on such date, the Borrower shall be in compliance with the Ratios as of the immediately preceding Valuation Date and, except with respect to the initial Loans to be made hereunder, the Administrative Agent shall have received a Borrowing Base Certificate in respect of such Valuation Date confirming compliance as of such Valuation Date.

          (d) Base Maximum Commitment Amount. The outstanding principal amount of the Loans does not exceed the Base Maximum Commitment Amount on such date after giving effect to the Loans to be made on such date and any corresponding increase in the Base Maximum Commitment Amount on such date.

          (e) Additional Matters. All corporate and other proceedings, and all documents, instruments and other legal matters in connection with the transactions contemplated by this Agreement and the other Loan Documents shall be satisfactory in form and substance to the Administrative Agent, and the Administrative Agent shall have received such other documents and legal opinions in respect of any aspect or consequence of the transactions contemplated hereby or thereby as it shall reasonably request.

Each borrowing by the Borrower hereunder shall constitute a representation and warranty by the Borrower as of the date thereof that the conditions contained in this subsection have been satisfied.


                SECTION 5.  AFFIRMATIVE COVENANTS

          The Borrower hereby agrees that, so long as the Commitments remain in effect or any amount is owing to any Lender or the Administrative Agent hereunder or under any other Loan
Document, the Borrower shall and (except in the case of subsections 5.1, 5.2, 5.7, 5.9, 5.10 and 5.11) shall cause each of its Material Subsidiaries to:

          5.1  Financial Statements.  Furnish to each Lender:

          (a) as soon as available, but in any event within 100 days after the end of each fiscal year of the Borrower, a copy of the consolidated balance sheet of the Borrower and its consolidated Subsidiaries as at the end of such year and

                                                                           43
     the related consolidated statements of income and retained earnings and of cash flows for such year, setting forth in each case in comparative form the figures for the previous year, reported on without a qualification arising out of the scope of the audit, by Ernst & Young, LLP or other independent certified public accountants of nationally recognized standing; and

          (b) as soon as available, but in any event not later than 60 days after the end of each of the first three quarterly periods of each fiscal year of the Borrower, the unaudited consolidated balance sheet of the Borrower and its consolidated Subsidiaries as at the end of such quarter and the related unaudited consolidated statements of income and retained earnings and of cash flows of the Borrower and its consolidated Subsidiaries for such quarter and the portion of the fiscal year through the end of such quarter, setting forth in each case in comparative form the figures for the previous year, certified by a Responsible Officer as being fairly stated in all material respects (subject to normal year-end audit adjustments);

all such financial statements shall be complete and correct in all material respects and shall be prepared in reasonable detail and in accordance with GAAP applied consistently throughout the periods reflected therein and with prior periods (except as approved by such accountants or officer, as the case may be, and disclosed therein).

          5.2  Certificates; Other Information.  Furnish to each
Lender:

          (a) concurrently with the delivery of the financial statements referred to in subsection 5.1(a), a certificate of the independent certified public accountants reporting on such financial statements stating that in making the examination necessary therefor no knowledge was obtained of any Default or Event of Default, except as specified in such certificate;

          (b) concurrently with the delivery of the financial statements referred to in subsections 5.1(a) and (b), a certificate of a Responsible Officer stating that, to the best of such Officer's knowledge, during such period the Borrower has observed or performed all of its covenants and other agreements, and satisfied every condition, contained in this Agreement and the other Loan Documents to be observed, performed or satisfied by it, and that such Officer has obtained no knowledge of any Default or Event of Default except as specified in such certificate;

                                                                           44
          (c) (i) on or prior to the second Business Day of each week (or, at any time during a Compliance Ratio Period, simultaneously with the delivery of the certificate referred to in clause (ii) below but calculated as of the Valuation
     Date immediately preceding the date of delivery), an officers certificate substantially in the form of Exhibit E
     (a "Borrowing Base Certificate") and (ii) on or prior to the tenth day of each month (or if such day is not a Business
     Day, the next succeeding Business Day), a report in form and substance satisfactory to the Administrative Agent setting forth, among other things, (A) the Options exercised during the previous month and the aggregate cash and stock exercise prices received by or on behalf of the Borrower in respect thereof and (B) the remaining unexercised Options, the related expiration dates and exercise prices thereof, whether such Options are vested and whether such Options are "in the money", in each case certified by any Vice President of the Borrower as true and correct in all material respects;

          (d) promptly upon transmission thereof, copies of all other financial statements and reports which the Borrower sends to its stockholders, and promptly after the same are filed, copies of all other financial statements and public reports which the Borrower may be required to make to, or file with, the Securities and Exchange Commission or any successor or analogous Governmental Authority, but excluding any preliminary or confidential filings, any filings required to be made by the Borrower pursuant to Section 13(d) of the Securities Exchange Act of 1934, as amended (the "Act") and any filings required to be made by the Borrower pursuant to Section 16(a) of the Act; and

          (e) promptly, such additional financial and other information as any Lender may from time to time reasonably request.

          5.3 Payment of Obligations. Pay, discharge or otherwise satisfy at or before maturity or before they become delinquent, as the case may be, all its obligations of whatever nature, except where the amount or validity thereof is currently being contested in good faith by appropriate proceedings and reserves in conformity with GAAP with respect thereto have been provided on the books of the Borrower or its Material Subsidiaries, as the case may be.

          5.4 Maintenance of Existence. Preserve, renew and keep in full force and effect its corporate existence and take all reasonable action to maintain all rights, privileges and franchises necessary or desirable in the normal conduct of its

                                                                           45
business except as otherwise permitted pursuant to subsections
6.2 and 9.7; provided, however, but subject to subsection 6.4, that the Borrower shall not be required to preserve any such right, privilege or franchise, or the corporate existence of any Material Subsidiary, if the Board of Directors of the Borrower shall determine that the preservation thereof is no longer desirable in the conduct of the business of the Borrower and each of its Material Subsidiaries, taken as a whole, and that the loss thereof is not, and will not be, adverse in any material respect to the Lenders; comply with all Contractual Obligations and Requirements of Law except to the extent that failure to comply therewith could not, in the aggregate, be reasonably expected to have a Material Adverse Effect.

          5.5 Maintenance of Property; Insurance. Keep all property useful and necessary in its business in good working order and condition; maintain with financially sound and reputable insurance companies insurance on all its property in at least such amounts and against at least such risks as are usually insured against in the same general area by companies engaged in the same or a similar business or as are otherwise commercially reasonable at such time.

          5.6 Inspection of Property; Books and Records; Discussions. Keep proper books of records and account in which full, true and correct entries in conformity with GAAP and all Requirements of Law shall be made of all dealings and transactions in relation to its business and activities; and permit representatives of any Lender to visit and inspect any of its properties and examine and make abstracts from any of its books and records at any reasonable time and as often as may reasonably be desired and to discuss the business, operations, properties and financial and other condition of the Borrower and its Material Subsidiaries with officers and employees of the Borrower and its Material Subsidiaries and with its independent certified public accountants.

          5.7  Notices.  Promptly give notice to the
Administrative Agent and each Lender of:

          (a)  the occurrence of any Default or Event of Default;

          (b) any (i) default or event of default under any Contractual Obligation of the Borrower or any of its Subsidiaries or (ii) litigation, investigation or proceeding which may exist at any time between the Borrower or any of its Subsidiaries and any Governmental Authority, which in either case, if not cured or if adversely determined, as the case may be, could reasonably be expected to have a Material Adverse Effect;

                                                                           46
          (c)  except to the extent contained in the Disclosure
     Documents, any litigation or proceeding affecting the Borrower or any of its Subsidiaries that, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect or in which injunctive or similar relief is sought; and

          (d) the following events, as soon as possible and in any event within 30 days after the Borrower knows or has reason to know thereof: (i) the occurrence or expected occurrence of any Reportable Event with respect to any Plan, a failure to make any required contribution to a Plan, the creation of any Lien in favor of the PBGC or a Plan or any withdrawal from, or the termination, Reorganization or Insolvency of, any Multiemployer Plan or (ii) the institution of proceedings or the taking of any other action by the PBGC or the Borrower or any Commonly Controlled Entity or any Multiemployer Plan with respect to the withdrawal from, or the termination, Reorganization or Insolvency of, any Plan.

Each notice pursuant to this subsection shall be accompanied by a statement of a Responsible Officer setting forth details of the occurrence referred to therein and stating what action the Borrower proposes to take with respect thereto.

          5.8 Environmental Laws. Comply with all applicable Environmental Laws and obtain and comply in all material respects with and maintain, any and all licenses, approvals, notifications, registrations or permits required by applicable Environmental Laws except to the extent that failure to do so could not be reasonably expected to have a Material Adverse Effect.

          5.9 Maintenance of Escrow Agreement; Compliance with Ratios; Undertakings to Deliver Common Stock. (a) At all times on and after the Closing Date and prior to the payment in full of the Loans and all other amounts owing to the Lenders and the Administrative Agent hereunder, maintain the Escrow Agreement in full force and effect.

          (b) At all times maintain on deposit with the Escrow Agent sufficient share certificates representing authorized shares of Escrowed Stock to comply with the Ratios as and to the extent required by subsection 2.6. The Borrower may comply with the foregoing requirement by (i) (except after a Sale Event as provided in subsection 5.9(d) and prior to the sale of all Common Stock being held in the Escrow Account as of such Sale Event) depositing additional share certificates representing authorized shares of Common Stock in the Escrow Account (together with an

                                                                           47
undated stock power for each such certificate executed in blank by a duly authorized officer of the Borrower), (ii) causing the Escrow Agent to deliver Escrowed Stock to the Borrower for sale and, to the extent required by subsection 2.6, applying the Net
Cash Proceeds thereof, together with any additional amounts required pursuant to such subsection, to the prepayment of the Loans or (iii) prepaying the required amount of the Loans pursuant to subsection 2.6(b). If at the close of business on any Valuation Date the Borrower shall not be in compliance with the Ratios, the Borrower shall comply with the Ratios by any one or more of the methods referred to above on or prior to the succeeding Valuation Date. For purposes of determining compliance with the Ratios, the computation thereof on any Valuation Date shall remain in effect until the succeeding
Valuation Date.

          (c) The Borrower shall be permitted to withdraw shares of Escrowed Stock from time to time (i) so long as, after giving effect thereto, (A) no Default or Event of Default shall have occurred, (B) the Borrower is in compliance with the Ratios as of the immediately preceding Valuation Date and (C) after giving effect to such withdrawal and any concurrent reduction in the Maximum Commitment Amount, the Maximum Commitment Amount is less than or equal to 50% of the Aggregate Loan Value of the remaining Escrowed Stock as of the Valuation Date immediately preceding the date of withdrawal or (ii) if such withdrawal is for the purpose of sale and the Net Cash Proceeds thereof are applied, together with any additional amounts, to the extent required to maintain compliance with Regulation U, as (and to the extent) provided in subsection 2.6(c).

          (d) If (i) the aggregate number of shares of Escrowed Stock delivered from time to time into the Escrow Account (net of any permitted withdrawals made pursuant to clause (i) of subsection 5.9(c)) equals or exceeds 52,500,000 (a "Sale Event") and (ii) the Borrower is not in compliance with the Ratios, the Borrower, at the request of the Administrative Agent, shall sell such number of shares of the Escrowed Stock as shall be necessary to generate Net Cash Proceeds that when applied to prepay the outstanding Loans as provided in subsection 2.6(c) will cause compliance with the Ratios calculated as of the most recent Valuation Date. The Borrower shall apply such Net Cash Proceeds as provided in such subsection. In addition the Borrower may, after a Sale Event, sell Escrowed Stock for the purpose of paying interest and commitment fees hereunder. After a Sale Event and except as provided in subsection 10.1(c), the Borrower will not be permitted to deposit additional shares of Common Stock into the Escrow Account until all shares then being held in the Escrow Account have been sold. At such time as all such Escrowed Stock shall have been sold, if the Borrower is not in compliance with

                                                                           48
the Ratios, calculated as of the immediately preceding Valuation
Date (after giving effect to all such Escrowed Stock sold and any prepayments of the Loans), it shall (unless it prepays the required amount of the Loans pursuant to subsection 2.6(b)) deposit additional shares in the Escrow Account on or prior to the next Valuation Date to bring it into compliance as of the immediately preceding Valuation Date. After a Sale Event and prior to the sale of all Common Stock being held in the Escrow
Account as of the Sale Event, the Borrower may continue to borrow subject to the terms and conditions of this Agreement. After a Sale Event and the sale of all Common Stock held in the Escrow
Account as of the Sale Event, new borrowings pursuant to subsection 2.2 will not be available for any purpose other than to pay interest and fees hereunder until the Valuation Date on which the Loan Value of the Common Stock exceeds $20 per share, as such $20 per share price may be adjusted pursuant to subsection 9.8 (the "Reset Date").

          (e) After the occurrence of (i) a Sale Event, (ii) the sale of all Common Stock being held in the Escrow Account as of such Sale Event and (iii) the Reset Date, the foregoing provisions of this subsection 5.9 shall be applicable as if a Sale Event had never occurred, so that, among other things, (A) the Borrower will be permitted to borrow for any of the purposes permitted hereunder up to the Maximum Commitment Amount and (B) the aggregate amount of shares of Common Stock delivered from time to time into the Escrow Account for purposes of clause (i) of the first sentence of paragraph (d) of this subsection shall be deemed to equal the amount therein on the Reset Date and, to the extent the number of such shares is less than 52,500,000, the Borrower will again be entitled to contribute up to such amount in the aggregate.

          (f) On the Termination Date (or on any other date on which the Loans are accelerated or otherwise become due) and without limiting any of the other undertakings of the Borrower hereunder, the Borrower shall have deposited in the Escrow Account Common Stock which, when sold, will provide Net Cash Proceeds sufficient to repay all outstanding Loans and all accrued interest thereon and all other amounts owing to the Lenders and the Administrative Agent hereunder (to the extent not otherwise repaid); compliance with the foregoing will be determined on the basis of the actual proceeds received from any such sales of Common Stock.

          5.10 Directions to Escrow Agent; Release of Escrowed Stock. (a) So long as no Event of Default has occurred and is then continuing, the Borrower may obtain the release to it or its order of Escrowed Stock by delivering a written request to the Escrow Agent with a copy to the Administrative Agent. Such

                                                                           49
written request shall contain a certification that no Event of Default has occurred and that the requested release is permitted by the terms hereof, and shall set forth in reasonable detail the calculation of (i) the Current Reg. U Loan Value of the Escrowed
Stock prior to any such release, (ii) the Current Reg. U Loan
Value of the remaining Escrowed Stock and (iii) the Base Maximum
Commitment Amount before and after giving effect to any such release. Upon the release of any Escrowed Stock to the Borrower or its order pursuant to paragraph (a) or (b) of this subsection and if the Borrower intends to satisfy any prepayment obligation under subsection 2.6(c) that arises from the release of such Escrowed Stock, the Borrower shall use its reasonable best efforts to immediately sell such Escrowed Stock (or the portion thereof required to discharge its obligation under subsection
2.6(c)), and agrees that any such sale shall be in consideration of a concurrent transfer of cash to the Borrower.

          (b) If an Event of Default has occurred and is continuing, (i) the Borrower may obtain the release to it or its order of Escrowed Stock only with the written consent of the Administrative Agent and (ii) the Administrative Agent may deliver to the Escrow Agent a Blocking Notice (as defined in the Escrow Agreement); provided that prior to delivering a Blocking Notice to the Escrow Agent the Administrative Agent shall, unless stayed, prohibited or otherwise prevented by applicable law or otherwise, notify the Borrower at least one Business Day prior thereto of its intent to deliver a Blocking Notice.

          (c) If an Event of Default has occurred and is continuing or if any Loans are outstanding following the Termination Date or any interest or other amounts owing to the Lenders or the Administrative Agent hereunder remain unpaid following the Termination Date, the Administrative Agent shall have the right to direct the Escrow Agent to deliver to a buyer (or its nominee or agent), in a sale effected at the direction of the Administrative Agent, such number of shares of the Escrowed Stock (which in the case of a failure to maintain compliance with the Ratios will be only that amount necessary when sold pursuant to the terms of the Escrow Agreement to return to compliance as of the immediately preceding Valuation Date) as are necessary for the Administrative Agent to sell in order to generate Net Cash Proceeds equal to all amounts then owing hereunder and to use the proceeds thereof to repay such amounts. All proceeds received in respect of Escrowed Stock sold at the direction of the Administrative Agent shall be applied to the payment of the Loans and other amounts owing to the Administrative Agent and the Lenders hereunder and under any other Loan Documents in such order as the Administrative Agent shall direct.

                                                                           50
          (d)  All rights and remedies provided to the
Administrative Agent under the Escrow Agreement are subject to the terms of this Agreement.

          5.11 Stock Option Plans. Comply with, and satisfy when due, all obligations relating to or arising under the Borrower's stock option plans pursuant to which Options are outstanding.


                 SECTION 6.  NEGATIVE COVENANTS

          The Borrower hereby agrees that, so long as the Commitments remain in effect or any amount is owing to any Lender or the Administrative Agent hereunder or under any other Loan Document, the Borrower shall not and, in the case of subsection 6.1, shall not permit any of its Subsidiaries to and, in the case of subsection 6.4, shall not permit any of its Material Subsidiaries to, directly or indirectly:

          6.1 Limitation on Liens. Create, incur, assume or suffer to exist any Lien upon any Escrowed Stock or the exercise price of the Options (or the cash proceeds to be received by or on behalf of the Borrower from the exercise of the Options) except for Liens for taxes not yet due or which are being contested in good faith by appropriate proceedings, provided that adequate reserves with respect thereto are maintained on the books of the Borrower or its Subsidiaries, as the case may be, in conformity with GAAP.

          6.2 Limitation on Fundamental Changes. In the case of the Borrower only, and except as contemplated by subsection 9.7, enter into any merger, consolidation or amalgamation, or liquidate, wind up or dissolve itself (or suffer any liquidation or dissolution), or convey, sell, lease, assign, transfer or otherwise dispose of, all or substantially all of its property, business or assets except the Borrower may be merged or consolidated with any Person provided that (a) immediately after giving effect to such merger or consolidation, no Default or Event of Default shall have occurred and be continuing or would result therefrom and (b) the Borrower shall be the continuing or surviving corporation (or, if the Borrower shall not be the continuing or surviving corporation, the continuing or surviving corporation shall assume the obligations of the Borrower hereunder on terms satisfactory to the Administrative Agent).

          6.3 Limitation on Sale of Assets. In the case of the Borrower only, convey, sell, lease, assign, transfer or otherwise dispose of all or substantially all of its property, business or assets, whether in a single transaction or a series of related

                                                                           51
transactions except in a transaction in which the acquiring corporation assumes the obligations of the Borrower hereunder pursuant to an agreement satisfactory to the Administrative Agent and which does not otherwise result in a Default or an Event of Default.

          6.4 Change in Business. Alter in a fundamental and substantial manner the character or scope of the businesses of the Borrower and its Subsidiaries taken as a whole from that conducted by its respective businesses immediately prior to the Closing Date.


                  SECTION 7.  EVENTS OF DEFAULT

          7.1 Events of Default. If any of the following events shall occur and be continuing:

          (a) The Borrower shall fail to pay any principal of any Loan when due in accordance with the terms thereof or hereof; or the Borrower shall fail to pay any interest on any Loan, or any other amount payable hereunder, within five days, but in no event less than three Business Days, after any such interest or other amount becomes due in accordance with the terms thereof or hereof; or

          (b) Any representation or warranty made or deemed made by the Borrower herein or in any other Loan Document or which is contained in any certificate, document or financial or other statement furnished by it at any time under or in connection with this Agreement or any such other Loan Document shall prove to have been incorrect in any material respect on or as of the date made or deemed made; or

          (c) The Borrower shall default in the observance or performance of any of its Undertakings (other than with respect to Section 5 of the Escrow Agreement) or any agreement contained in Section 6; or

          (d) The Borrower shall default in the observance or performance of any other agreement contained in this Agreement or any other Loan Document (other than as provided in paragraphs (a) through (c) of this Section), and such default shall continue unremedied for a period of 30 days; or

          (e) The Borrower or any of its Subsidiaries shall default in any payment of principal of or interest on any Indebtedness (other than the Loans) or in the payment of any Guarantee Obligation when due (whether at the stated

                                                                           52
     maturity, upon acceleration, or otherwise) beyond the period of grace, if any, provided in the instrument or agreement under which such Indebtedness or Guarantee Obligation was created; provided, however, that no Default or Event of Default shall exist under this paragraph unless the aggregate amount of Indebtedness and/or Guarantee
     Obligations in respect of which any default referred to in this paragraph shall have occurred shall be equal to at least $10,000,000, individually, or $50,000,000 in the aggregate; or

          (f)  (i) The Borrower or any of its Material
     Subsidiaries shall commence any case, proceeding or other action (A) under any existing or future law of any jurisdiction, domestic or foreign, relating to bankruptcy, insolvency, reorganization or relief of debtors, seeking to have an order for relief entered with respect to it, or seeking to adjudicate it a bankrupt or insolvent, or seeking reorganization, arrangement, adjustment, winding-up, liquidation, dissolution, composition or other relief with respect to it or its debts, or (B) seeking appointment of a receiver, trustee, custodian, conservator or other similar official for it or for all or any substantial part of its assets, or the Borrower or any of its Material Subsidiaries shall make a general assignment for the benefit of its creditors; or (ii) there shall be commenced against the Borrower or any of its Material Subsidiaries any case, proceeding or other action of a nature referred to in clause
     (i) above which (A) results in the entry of an order for relief or any such adjudication or appointment or (B) remains undismissed, undischarged or unbonded for a period of 60 days; or (iii) there shall be commenced against the Borrower or any of its Material Subsidiaries any case, proceeding or other action seeking issuance of a warrant of attachment, execution, distraint or similar process against all or any substantial part of its assets which results in the entry of an order for any such relief which shall not have been vacated, discharged, or stayed or bonded pending appeal within 60 days from the entry thereof; or (iv) the Borrower or any of its Material Subsidiaries shall take any action in furtherance of, or indicating its consent to, approval of, or acquiescence in, any of the acts set forth in clause (i), (ii), or (iii) above; or (v) the Borrower or any of its Material Subsidiaries shall generally not, or shall be unable to, or shall admit in writing its inability to, pay its debts as they become due; or

          (g) (i) Any Person or "group" (within the meaning of
     Section 13(d) or 14(d) of the Securities Exchange Act of
     1934, as amended) (A) shall have acquired beneficial

                                                                           53
     ownership of securities (including options) having a majority of the ordinary voting power in the election of directors of the Borrower or (B) shall obtain the power
     (whether or not exercised) to elect a majority of the Borrower's directors or (ii) the Board of Directors of the Borrower shall not consist of a majority of Continuing
     Directors; "Continuing Directors" shall mean the directors of the Borrower on the Closing Date and each other director, if such other director's nomination for election to the Board of Directors of the Borrower is recommended by a majority of the then Continuing Directors;

then, and in any such event, but subject to the limitations with respect to recourse set forth in subsection 2.5(f), (A) if such event is an Event of Default specified in clause (i) or (ii) of paragraph (f) of this Section with respect to the Borrower, automatically the Commitments shall immediately terminate and the Loans hereunder (with accrued interest thereon) and all other amounts owing under this Agreement shall immediately become due and payable, and (B) if such event is any other Event of Default, either or both of the following actions may be taken: (i) with the consent of the Majority Lenders, the Administrative Agent may, or upon the request of the Majority Lenders, the Administrative Agent shall, by notice to the Borrower declare the Commitments to be terminated forthwith, whereupon the Commitments shall immediately terminate; and (ii) with the consent of the Majority Lenders, the Administrative Agent may, or upon the request of the Majority Lenders, the Administrative Agent shall, by notice to the Borrower, declare the Loans hereunder (with accrued interest thereon) and all other amounts owing under this Agreement to be due and payable forthwith, whereupon the same shall immediately become due and payable. Except as expressly provided above in this Section, presentment, demand, protest and all other notices of any kind are hereby expressly waived.

          7.2 Special Remedy. If the Borrower shall fail to perform, including as a result of applicable bankruptcy law or otherwise, any of its Undertakings (taking into account the time periods provided for herein for such performance) and, as a result thereof, the Loans shall not be paid in full, then the Repayment Amount shall become fully recourse to the Borrower, and the Repayment Amount and all other amounts owing to the Administrative Agent and the Lenders shall be immediately due and payable.

              SECTION 8.  THE ADMINISTRATIVE AGENT

          8.1 Appointment. Each Lender hereby irrevocably designates and appoints the Administrative Agent as the agent of

                                                                           54
such Lender under this Agreement and the other Loan Documents, and each such Lender irrevocably authorizes the Administrative
Agent, in such capacity, to take such action on its behalf under the provisions of this Agreement and the other Loan Documents and to exercise such powers and perform such duties as are expressly delegated to the Administrative Agent by the terms of this
Agreement and the other Loan Documents, together with such other
powers as are reasonably incidental thereto.   Notwithstanding
any provision to the contrary elsewhere in this Agreement, the Administrative Agent shall not have any duties or responsibilities, except those expressly set forth herein, or any fiduciary relationship with any Lender, and no implied covenants, functions, responsibilities, duties, obligations or liabilities shall be read into this Agreement or any other Loan Document or otherwise exist against the Administrative Agent.

          8.2 Delegation of Duties. The Administrative Agent may execute any of its duties under this Agreement and the other Loan Documents by or through agents or attorneys-in-fact and shall be entitled to advice of counsel concerning all matters pertaining to such duties. The Administrative Agent shall not be responsible for the negligence or misconduct of any agents or attorneys in-fact selected by it with reasonable care.

          8.3  Exculpatory Provisions.  Neither the
Administrative Agent nor any of its officers, directors, employees, agents, attorneys-in-fact or Affiliates shall be (i) liable to any Lender for any action lawfully taken or omitted to be taken by it or such Person under or in connection with this Agreement or any other Loan Document (except for its or such Person's own gross negligence or willful misconduct) or (ii) responsible in any manner to any of the Lenders for any recitals, statements, representations or warranties made by the Borrower or any officer thereof contained in this Agreement or any other Loan Document or in any certificate, report, statement or other document referred to or provided for in, or received by the Administrative Agent under or in connection with, this Agreement or any other Loan Document or for the value, validity, effectiveness, genuineness, enforceability or sufficiency of this Agreement or any other Loan Document or for any failure of the Borrower to perform its obligations hereunder or thereunder. The Administrative Agent shall not be under any obligation to any Lender to ascertain or to inquire as to the observance or performance of any of the agreements contained in, or conditions of, this Agreement or any other Loan Document, or to inspect the properties, books or records of the Borrower.

          8.4  Reliance by Administrative Agent.  The
Administrative Agent shall be entitled to rely, and shall be fully protected in relying, upon any Note, writing, resolution,

                                                                           55
notice, consent, certificate, affidavit, letter, telecopy, telex or teletype message, statement, order or other document or conversation believed by it to be genuine and correct and to have been signed, sent or made by the proper Person or Persons and upon advice and statements of legal counsel (including, without limitation, counsel to the Borrower), independent accountants and other experts selected by the Administrative Agent. The
Administrative Agent may deem and treat the payee of any Note as the owner thereof for all purposes unless a written notice of assignment, negotiation or transfer thereof shall have been filed with the Administrative Agent. The Administrative Agent shall be fully justified in failing or refusing to take any action under this Agreement or any other Loan Document unless it shall first receive such advice or concurrence of the Majority Lenders as it deems appropriate or it shall first be indemnified to its satisfaction by the Lenders against any and all liability and expense which may be incurred by it by reason of taking or continuing to take any such action. The Administrative Agent shall in all cases be fully protected in acting, or in refraining from acting, under this Agreement and the other Loan Documents in accordance with a request of the Majority Lenders, and such request and any action taken or failure to act pursuant thereto shall be binding upon all the Lenders and all future holders of the Loans.

          8.5 Notice of Default. The Administrative Agent shall not be deemed to have knowledge or notice of the occurrence of any Default or Event of Default hereunder unless the Administrative Agent has received notice from a Lender or the Borrower referring to this Agreement, describing such Default or Event of Default and stating that such notice is a "notice of default". In the event that the Administrative Agent receives such a notice, the Administrative Agent shall give notice thereof to the Lenders. The Administrative Agent shall take such action with respect to such Default or Event of Default as shall be reasonably directed by the Majority Lenders; provided that unless and until the Administrative Agent shall have received such directions, the Administrative Agent may (but shall not be obligated to) take such action, or refrain from taking such action, with respect to such Default or Event of Default as it shall deem advisable in the best interests of the Lenders.

          8.6 Non-Reliance on Administrative Agent and Other Lenders. Each Lender expressly acknowledges that neither the Administrative Agent nor any of its officers, directors, employees, agents, attorneys-in-fact or Affiliates has made any representations or warranties to it and that no act by the Administrative Agent hereafter taken, including any review of the affairs of the Borrower, shall be deemed to constitute any representation or warranty by the Administrative Agent to any

                                                                           56
Lender. Each Lender represents to the Administrative Agent that it has, independently and without reliance upon the Administrative Agent or any other Lender, and based on such documents and information as it has deemed appropriate, made its own appraisal of and investigation into the business, operations, property, financial and other condition and creditworthiness of the Borrower and made its own decision to make its Loans hereunder and enter into this Agreement. Each Lender also represents that it will, independently and without reliance upon the Administrative Agent, any Affiliate of the Administrative
Agent or any other Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit analysis, appraisals and decisions in taking or not taking action under this Agreement and the other Loan
Documents, and to make such investigation as it deems necessary to inform itself as to the business, operations, property, financial and other condition and creditworthiness of the Borrower. Except for notices, reports and other documents expressly required to be furnished to the Lenders by the Administrative Agent hereunder, the Administrative Agent shall not have any duty or responsibility to provide any Lender with any credit or other information concerning the business, operations, property, condition (financial or otherwise), prospects or creditworthiness of the Borrower which may come into the possession of the Administrative Agent or any of its officers, directors, employees, agents, attorneys-in-fact or Affiliates.

          8.7 Indemnification. The Lenders agree to indemnify the Administrative Agent in its capacity as such (to the extent not reimbursed by the Borrower and without limiting the obligation of the Borrower to do so), ratably according to their respective Commitment Percentages in effect on the date on which indemnification is sought, from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind whatsoever which may at any time (including, without limitation, at any time following the payment of the Loans) be imposed on, incurred by or asserted against the Administrative Agent in any way relating to or arising out of, the Commitments, this Agreement, any of the other Loan Documents or any documents contemplated by or referred to herein or therein or the transactions contemplated hereby or thereby or any action taken or omitted by the Administrative Agent under or in connection with any of the foregoing; provided that no Lender shall be liable for the payment of any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements resulting solely from the Administrative Agent's gross negligence or willful misconduct. The agreements in this subsection shall survive the payment of the Loans and all other amounts payable hereunder.

                                                                           57
          8.8  Administrative Agent in Its Individual Capacity.
The Administrative Agent and its Affiliates may make loans to, accept deposits from and generally engage in any kind of business with the Borrower as though the Administrative Agent were not the Administrative Agent hereunder and under the other Loan
Documents. With respect to the Loans made by it, the Administrative Agent shall have the same rights and powers under this Agreement and the other Loan Documents as any Lender and may exercise the same as though it were not the Administrative Agent, and the terms "Lender" and "Lenders" shall include the Administrative Agent in its individual capacity.

          8.9  Successor Administrative Agent.  The
Administrative Agent may resign as Administrative Agent upon 10 days' notice to the Lenders. If the Administrative Agent shall resign as Administrative Agent under this Agreement and the other Loan Documents, then the Majority Lenders shall appoint from among the Lenders a successor agent for the Lenders, which successor agent (provided that it shall have been approved by the Borrower), shall succeed to the rights, powers and duties of the Administrative Agent hereunder. Effective upon such appointment and approval, the term "Administrative Agent" shall mean such successor agent, and the former Administrative Agent's rights, powers and duties as Administrative Agent shall be terminated, without any other or further act or deed on the part of such former Administrative Agent or any of the parties to this Agreement or any holders of the Loans. After any retiring Administrative Agent's resignation as Administrative Agent, the provisions of this Section 8 shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Administrative Agent under this Agreement and the other Loan Documents.

                    SECTION 9.  MISCELLANEOUS

          9.1 Amendments and Waivers. Neither this Agreement nor any other Loan Document, nor any terms hereof or thereof may be amended, supplemented or modified except in accordance with the provisions of this subsection. The Majority Lenders may, or, with the written consent of the Majority Lenders, the Administrative Agent may, from time to time, (a) enter into with the Borrower written amendments, supplements or modifications hereto and to the other Loan Documents for the purpose of adding any provisions to this Agreement or the other Loan Documents or changing in any manner the rights of the Lenders or of the Borrower hereunder or thereunder or (b) waive, on such terms and conditions as the Majority Lenders or the Administrative Agent, as the case may be, may specify in such instrument, any of the requirements of this Agreement or the other Loan Documents or any

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                                                                           58
Default or Event of Default and its consequences; provided, however, that no such waiver and no such amendment, supplement or modification shall (i) reduce the amount or extend the scheduled date of maturity of any Loan, or reduce the stated rate of any interest or fee payable hereunder or extend the scheduled date of any payment thereof or increase the amount or extend the expiration date of any Lender's Commitment, in each case without the consent of each Lender affected thereby, or (ii) amend, modify or waive any provision of this subsection or subsections
2.5(f), 5.9, 5.10 or 7.2 or reduce the percentage specified in the definition of Majority Lenders, or consent to the assignment or transfer by the Borrower of any of its rights and obligations under this Agreement and the other Loan Documents or reduce the Ratios required to be maintained by the Borrower hereunder or amend the definition of Undertakings, in each case without the written consent of all the Lenders, or (iii) amend, modify or waive any provision of Section 8 without the written consent of the then Administrative Agent. Any such waiver and any such amendment, supplement or modification shall apply equally to each of the Lenders and shall be binding upon the Borrower, the Lenders, the Administrative Agent and all future holders of the Loans. In the case of any waiver, the Borrower, the Lenders and the Administrative Agent shall be restored to their former positions and rights hereunder and under the other Loan
Documents, and any Default or Event of Default waived shall be deemed to be cured and not continuing; no such waiver shall extend to any subsequent or other Default or Event of Default or impair any right consequent thereon.

          9.2 Notices. All notices, requests and demands to or upon the respective parties hereto to be effective shall be in writing (including by facsimile transmission) and, unless otherwise expressly provided herein, shall be deemed to have been duly given or made (a) in the case of delivery by hand, when delivered, (b) in the case of delivery by mail, three days after being deposited in the mails, postage prepaid, or (c) in the case of delivery by facsimile transmission, when sent and receipt has been confirmed, addressed as follows in the case of the Borrower and the Administrative Agent, and as set forth in Schedule I in the case of the other parties hereto, or to such other address as may be hereafter notified by the respective parties hereto:

     The Borrower:
                         75 Rockefeller Plaza
                         New York, New York  10019
                         Attention:  Chief Financial Officer
                         Fax:  (212) 307-0126

                                   and

                                                                           59
                         Attention: General Counsel
                         Fax:  (212) 956-7281

                    with copies to

                         Cravath, Swaine & Moore
                         825 Eighth Avenue
                         New York, New York  10019
                         Attention:  William P. Rogers, Jr., Esq.
                         Fax:  (212) 474-3700

     The Administrative
     Agent:              Chemical Bank
                         270 Park Avenue
                         New York, New York  10017
                         Attention: Dorothy Vena
                         Fax: (212) 270-7904

provided that any notice, request or demand to or upon the Administrative Agent or the Lenders pursuant to subsection 2.2, 2.4, 2.6, 2.7, or 2.12 shall not be effective until received.

          9.3 No Waiver; Cumulative Remedies. No failure to exercise and no delay in exercising, on the part of the Administrative Agent or any Lender, any right, remedy, power or privilege hereunder or under the other Loan Documents shall operate as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege. The rights, remedies, powers and privileges herein provided are cumulative and not exclusive of any rights, remedies, powers and privileges provided by law.

          9.4 Survival of Representations and Warranties. All representations and warranties made hereunder, in the other Loan Documents and in any document, certificate or statement delivered pursuant hereto or in connection herewith shall survive the execution and delivery of this Agreement and the making of the Loans hereunder.

          9.5 Payment of Expenses and Taxes. The Borrower agrees (a) to pay or reimburse the Administrative Agent for all its reasonable out-of-pocket costs and expenses incurred in connection with the development, preparation and execution of, and any amendment, supplement or modification to, this Agreement and the other Loan Documents and any other documents prepared in connection herewith or therewith, and the consummation and administration of the transactions contemplated hereby and

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                                                                           60
thereby, including, without limitation, the reasonable fees and disbursements of counsel to the Administrative Agent, (b) to pay or reimburse each Lender and the Administrative Agent for all its reasonable costs and expenses incurred in connection with the enforcement or preservation of any rights under this Agreement, the other Loan Documents and any such other documents, including, without limitation, the reasonable fees and disbursements of counsel (including the allocated fees and expenses of in-house counsel) to each Lender and of counsel to the Administrative
Agent, (c) to pay, indemnify, and hold each Lender and the Administrative Agent (and their respective affiliates, officers, directors, employees, advisors and agents) harmless from, any and all recording and filing fees and any and all liabilities with respect to, or resulting from any delay in paying, stamp, excise and other taxes, if any, which may be payable or determined to be payable in connection with the execution and delivery of, or consummation or administration of any of the transactions contemplated by, or any amendment, supplement or modification of, or any waiver or consent under or in respect of, this Agreement, the other Loan Documents and any such other documents, and (d) to pay, indemnify, and hold each Lender and the Administrative Agent harmless from and against any and all other liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever with respect to the execution, delivery, enforcement, performance and administration of this Agreement, the other Loan
Documents or the use or the proposed use of the proceeds of the Loans and any such other documents, including, without limitation, any of the foregoing relating to the violation of, noncompliance with or liability under, any Environmental Law applicable to the operations of the Borrower, any of its Subsidiaries or any of the Properties (all the foregoing in this clause (d), collectively, the "indemnified liabilities"), provided that the Borrower shall have no obligation hereunder to the Administrative Agent or any Lender with respect to indemnified liabilities arising from the gross negligence or willful misconduct of the Administrative Agent or any such Lender. The agreements in this subsection shall survive repayment of the Loans and all other amounts payable hereunder.

          9.6 Successors and Assigns; Participations and Assignments. (a) This Agreement shall be binding upon and inure to the benefit of the Borrower, the Lenders, the Administrative Agent and their respective successors and assigns, except that the Borrower may not assign or transfer any of its rights or obligations under this Agreement without the prior written consent of each Lender except as specified in subsection 9.7.

          (b) Any Lender may, in the ordinary course of its commercial banking business and in accordance with applicable

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                                                                           61
law, at any time sell to one or more banks or other entities
("Participants") participating interests in any Loan owing to such Lender, the Commitment of such Lender or any other interest of such Lender hereunder and under the other Loan Documents. In the event of any such sale by a Lender of a participating interest to a Participant, such Lender's obligations under this Agreement to the other parties to this Agreement shall remain unchanged, such Lender shall remain solely responsible for the performance thereof, such Lender shall remain the holder of any such Loan for all purposes under this Agreement and the other
Loan Documents, and the Borrower and the Administrative Agent shall continue to deal solely and directly with such Lender in connection with such Lender's rights and obligations under this Agreement and the other Loan Documents. No Lender shall be entitled to create in favor of any Participant, in the participation agreement pursuant to which such Participant's participating interest shall be created or otherwise, any right to vote on, consent to or approve any matter relating to this Agreement or any other Loan Document except for those specified in clauses (i) and (ii) of the proviso to subsection 9.1. The
Borrower agrees that if amounts outstanding under this Agreement are due or unpaid, or shall have been declared or shall have become due and payable upon the occurrence of an Event of Default, each Participant shall, to the maximum extent permitted by applicable law, be deemed to have the right of set-off in respect of its participating interest in amounts owing under this Agreement to the same extent as if the amount of its participating interest were owing directly to it as a Lender under this Agreement, provided that, in purchasing such participating interest, such Participant shall be deemed to have agreed to share with the Lenders the proceeds thereof as provided in subsection 9.9(a) as fully as if it were a Lender hereunder.
The Borrower also agrees that each Participant shall be entitled to the benefits of subsections 2.14, 2.15 and 2.16 with respect to its participation in the Commitments and the Loans outstanding from time to time as if it was a Lender; provided that, in the case of subsection 2.15, such Participant shall have complied with the requirements of said subsection and provided, further, that no Participant shall be entitled to receive any greater amount pursuant to any such subsection than the transferor Lender would have been entitled to receive in respect of the amount of the participation transferred by such transferor Lender to such Participant had no such transfer occurred.

          (c) Any Lender may, in the ordinary course of its commercial banking business and in accordance with applicable law, at any time and from time to time assign to any Lender or any affiliate thereof or, with the consent of the Borrower and the Administrative Agent (which in each case shall not be unreasonably withheld), to an additional bank or financial

                                                                           62
institution (an "Assignee") all or any part of its rights and obligations under this Agreement and the other Loan Documents pursuant to an Assignment and Acceptance, substantially in the form of Exhibit F, executed by such Assignee, such assigning
Lender (and, in the case of an Assignee that is not then a Lender or an affiliate thereof, by the Borrower and the Administrative
Agent) and delivered to the Administrative Agent for its acceptance and recording in the Register, provided that, in the case of any such assignment to an additional bank or financial institution, the sum of the aggregate principal amount of the Loans and the aggregate amount of the Available Commitments being assigned and, if such assignment is of less than all of the rights and obligations of the assigning Lender, the sum of the aggregate principal amount of the Loans and the aggregate amount of the Available Commitment remaining with the assigning Lender are each not less than $10,000,000 (or such lesser amount as may be agreed to by the Borrower and the Administrative Agent). Upon such execution, delivery, acceptance and recording, from and after the effective date determined pursuant to such Assignment and Acceptance, (x) the Assignee thereunder shall be a party hereto and, to the extent provided in such Assignment and Acceptance, have the rights and obligations of a Lender hereunder with a Commitment as set forth therein, and (y) the assigning
Lender thereunder shall, to the extent provided in such Assignment and Acceptance, be released from its obligations under this Agreement (and, in the case of an Assignment and Acceptance covering all or the remaining portion of an assigning Lender's rights and obligations under this Agreement, such assigning
Lender shall cease to be a party hereto). Notwithstanding any provision of this paragraph (c) and paragraph (e) of this subsection, the consent of the Borrower shall not be required, and, unless requested by the Assignee and/or the assigning
Lender, new Notes shall not be required to be executed and delivered by the Borrower, for any assignment which occurs at any time when any of the events described in subsection 7.1(f) shall have occurred and be continuing.

          (d) The Administrative Agent, on behalf of the Borrower, shall maintain at the address of the Administrative Agent referred to in subsection 9.2 a copy of each Assignment and Acceptance delivered to it and a register (the "Register") for the recordation of the names and addresses of the Lenders and the Commitment of, and principal amount of the Loans owing to, each Lender from time to time. The entries in the Register shall be conclusive, in the absence of manifest error, and the Borrower, the Administrative Agent and the Lenders may (and, in the case of any Loan or other obligation hereunder not evidenced by a Note, shall) treat each Person whose name is recorded in the Register as the owner of a Loan or other obligation hereunder as the owner thereof for all purposes of this Agreement and the other Loan

                                                                           63
Documents, notwithstanding any notice to the contrary. Any assignment of any Loan or other obligation hereunder not evidenced by a Note shall be effective only upon appropriate entries with respect thereto being made in the Register. The
Register shall be available for inspection by the Borrower or any Lender at any reasonable time and from time to time upon reasonable prior notice.

          (e) Upon its receipt of an Assignment and Acceptance executed by an assigning Lender and an Assignee (and, in the case of an Assignee that is not then a Lender or an affiliate thereof, by the Borrower and the Administrative Agent) together with payment to the Administrative Agent of a registration and processing fee of $3,000, the Administrative Agent shall (i) promptly accept such Assignment and Acceptance and (ii) on the effective date determined pursuant thereto record the information contained therein in the Register and give notice of such acceptance and recordation to the Lenders and the Borrower.

          (f) The Borrower authorizes each Lender to disclose to any Participant or Assignee (each, a "Transferee") and any prospective Transferee any and all financial information in such Lender's possession concerning the Borrower and its Affiliates which has been delivered to such Lender by or on behalf of the Borrower pursuant to this Agreement or which has been delivered to such Lender by or on behalf of the Borrower in connection with such Lender's credit evaluation of the Borrower and its Affiliates prior to becoming a party to this Agreement.

          (g) For avoidance of doubt, the parties to this Agreement acknowledge that the provisions of this subsection concerning assignments of Loans and Notes relate only to absolute assignments and that such provisions do not prohibit assignments creating security interests, including, without limitation, any pledge or assignment by a Lender of any Loan or Note to any Federal Reserve Bank in accordance with applicable law.

          (h) Each Lender making any sale or assignment permitted by this subsection agrees to deliver to the Participant or Assignee, as the case may be, copies of all Form U-1's theretofore delivered to it hereunder.

          9.7 Consent to Assignment to TW Inc.. (a) Upon the consummation of the acquisition of Turner Broadcasting System, Inc. by Time Warner Inc. the Common Stock will be exchanged for common stock of TW Inc., a Delaware corporation, and Time Warner Inc. will become a wholly-owned Subsidiary of TW Inc. Effective with the consummation of such transaction, the Lenders hereby consent to the assignment to and assumption by TW Inc. of the obligations of the Borrower hereunder.

                                                                           64
          (b)  Effective upon the consummation of such
acquisition and the Administrative Agent, the Lenders and the Escrow Agent receiving written notice from Time Warner Inc. and TW Inc. that Time Warner Inc. is a wholly-owned subsidiary of TW
Inc., TW Inc. hereby (a) assumes all obligations of Time Warner
Inc. under this Agreement and each other Loan Document, (b) agrees that it shall become the "Borrower" hereunder and under each other Loan Document and the "Depositor" under the Escrow
Agreement, and shall be bound by the provisions hereof and thereof as if it were the "Borrower" or the "Depositor", as the case may be, as the original signatory hereto and thereto, (c) agrees that all references to the "Borrower" herein or in any other Loan Document and to the "Depositor" in the Escrow
Agreement shall be deemed to be references to TW Inc. and its permitted successors and assigns and (d) agrees that all references to Common Stock and Options shall be deemed to refer to the equivalent interests of TW Inc. Upon TW Inc.'s effective assumption of (x) the Borrower's obligations hereunder and under each other Loan Document and (y) the Depositor's obligations under the Escrow Agreement, Time Warner Inc. shall automatically be released from its obligations under this Agreement and each other Loan Document.

          9.8 Adjustments to Number of Shares of Common Stock and Stock Price. (a) In case the Borrower shall (i) pay a dividend or make a distribution on the Common Stock in shares of its Capital Stock or reclassify its Common Stock, (ii) subdivide the outstanding Common Stock into a greater number of shares,
(iii) combine the outstanding Common Stock into a smaller number of shares or (iv) distribute to the holders of its shares of Common Stock any assets or property, including debt or equity securities (excluding (i) distributions in shares of its Capital Stock and (ii) regularly scheduled cash dividends payable on shares of Common Stock), the $24 per share price specified in subsection 2.1, the $20 per share price specified in subsection
5.9 and the 52,500,000 shares of Common Stock referred to in subsection 5.9 shall be adjusted so that such figures represent the equivalent amounts after the happening of any of the events described above, and/or the definition of "Common Stock" contained herein shall be modified to include therein any such assets or property that are also made subject to the Options, provided that, if any such assets or property has no loan value for purposes of Regulation U, such assets or property shall not be included in determining Base Maximum Commitment Amount, Current Reg. U Loan Value, Notional Reduction Amount, Surplus Escrowed Stock and Trigger Event. An adjustment made pursuant to this subsection shall become effective immediately after the record date in the case of a dividend, and shall become effective immediately after the effective date in the case of a subdivision, combination or reclassification.

                                                                           65
          (b) No adjustments specified in subsection 9.8(a) shall be required unless such adjustment would require an increase or decrease of at least 1% in the amounts in question;
provided, however, that any adjustments which by reason of this subsection are not required to be made shall be carried forward and taken into account in any subsequent adjustment.

          (c) Whenever an adjustment is required to be made as herein provided, the Borrower shall deliver a certificate of a Responsible Officer to the Administrative Agent, setting forth in reasonable detail the relevant calculations for such adjustment and setting forth a brief statement of the facts requiring such adjustment, which certificate shall be conclusive evidence of the correctness of such adjustment, absent manifest error.

          9.9 Adjustments; Set-off. (a) If any Lender (a "benefitted Lender") shall at any time receive any payment of all or part of its Loans, or interest thereon, or receive any collateral in respect thereof (whether voluntarily or involuntarily, by set-off, pursuant to events or proceedings of the nature referred to in Section 7.1(f), or otherwise), in a greater proportion than any such payment to or collateral received by any other Lender, if any, in respect of such other Lender's Loans, or interest thereon, such benefitted Lender shall purchase for cash from the other Lenders a participating interest in such portion of each such other Lender's Loans, or shall provide such other Lenders with the benefits of any such collateral, or the proceeds thereof, as shall be necessary to cause such benefitted Lender to share the excess payment or benefits of such collateral or proceeds ratably with each of the Lenders; provided, however, that if all or any portion of such excess payment or benefits is thereafter recovered from such benefitted Lender, such purchase shall be rescinded, and the purchase price and benefits returned, to the extent of such recovery, but without interest.

          (b) In addition to any rights and remedies of the Lenders provided by law, each Lender shall have the right, without prior notice to the Borrower, any such notice being expressly waived by the Borrower to the extent permitted by applicable law, upon any amount becoming due and payable by the Borrower hereunder (whether at the stated maturity, by acceleration or otherwise) to set-off and appropriate and apply against such amount any and all deposits (general or special, time or demand, provisional or final), in any currency, and any other credits, indebtedness or claims, in any currency, in each case whether direct or indirect, absolute or contingent, matured or unmatured, at any time held or owing by such Lender or any branch or agency thereof to or for the credit or the account of the Borrower. Each Lender agrees promptly to notify the Borrower

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                                                                           66
and the Administrative Agent after any such set-off and application made by such Lender, provided that the failure to give such notice shall not affect the validity of such set-off and application.

          9.10 Counterparts. This Agreement may be executed by one or more of the parties to this Agreement on any number of separate counterparts (including by facsimile transmission), and all of said counterparts taken together shall be deemed to constitute one and the same instrument. A set of the copies of this Agreement signed by all the parties shall be lodged with the Borrower and the Administrative Agent.

          9.11 Severability. Any provision of this Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

          9.12 Integration. This Agreement and the other Loan Documents represent the entire agreement of the Borrower, the Administrative Agent and the Lenders with respect to the subject matter hereof and thereof, and there are no promises, undertakings, representations or warranties by the Administrative Agent or any Lender relative to subject matter hereof or thereof not expressly set forth or referred to herein or in the other Loan Documents.

          9.13  GOVERNING LAW.  THIS AGREEMENT AND THE RIGHTS AND
OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE GOVERNED BY, AND
CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAWS OF THE
STATE OF NEW YORK.

          9.14  Submission To Jurisdiction; Waivers.  The
Borrower hereby irrevocably and unconditionally:

          (a) submits for itself and its property in any legal action or proceeding relating to this Agreement and the other Loan Documents to which it is a party, or for recognition and enforcement of any judgement in respect thereof, to the non-exclusive general jurisdiction of the Courts of the State of New York, the courts of the United States of America for the Southern District of
     New York, and appellate courts from any thereof;

          (b) consents that any such action or proceeding may be brought in such courts and waives any objection that it may now or hereafter have to the venue of any such action or

                                                                           67
     proceeding in any such court or that such action or proceeding was brought in an inconvenient court and agrees not to plead or claim the same;

          (c) agrees that service of process in any such action or proceeding may be effected by mailing a copy thereof by registered or certified mail (or any substantially similar form of mail), postage prepaid, to the Borrower at its address set forth in subsection 9.2 or at such other address of which the Administrative Agent shall have been notified pursuant thereto;

          (d) agrees that nothing herein shall affect the right to effect service of process in any other manner permitted by law or shall limit the right to sue in any other jurisdiction; and

          (e) waives, to the maximum extent not prohibited by law, any right it may have to claim or recover in any legal action or proceeding referred to in this subsection any special, exemplary, punitive or consequential damages.

          9.15  Acknowledgements.  The Borrower hereby
acknowledges that:

          (a) it has been advised by counsel in the negotiation, execution and delivery of this Agreement and the other Loan
     Documents;

          (b) neither the Administrative Agent nor any Lender has any fiduciary relationship with or duty to the Borrower arising out of or in connection with this Agreement or any of the other Loan Documents, and the relationship between Administrative Agent and Lenders, on the one hand, and the Borrower, on the other hand, in connection herewith or therewith is solely that of debtor and creditor; and

          (c)  no joint venture is created hereby or by the other
     Loan Documents or otherwise exists by virtue of the transactions contemplated hereby among the Lenders or among the Borrower and the Lenders.

          9.16  WAIVERS OF JURY TRIAL.  THE BORROWER, THE
ADMINISTRATIVE AGENT AND THE LENDERS HEREBY IRREVOCABLY AND
UNCONDITIONALLY WAIVE TRIAL BY JURY IN ANY LEGAL ACTION OR
PROCEEDING RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT
AND FOR ANY COUNTERCLAIM THEREIN.

                                                                           68
       SECTION 10.  PROCEDURES TO INCREASE BASE COMMITMENT

          10.1 Increase in Base Maximum Commitment Amount. (a) The Borrower shall have the right, upon not less than two Business Days' notice to the Administrative Agent (who will thereafter promptly notify the Lenders thereof), and upon satisfaction of the conditions set forth in subsection 10.1(b), to increase the Base Maximum Commitment Amount by the amount specified in such notice, provided that the amount of such increase shall not exceed the lesser of (i) the excess of the Maximum Commitment Amount over the then Base Maximum Commitment Amount and (ii) the Current Reg. U Loan Value of the Surplus Escrowed Stock (including any Escrowed Stock to be deposited in the Escrow Account concurrently with the effectiveness of such increase) as of the effective date of such increase.

          (b) The right of the Borrower to increase the Base Maximum Commitment Amount is subject to the satisfaction of the condition precedent that the Administrative Agent shall have received a Form F.R. U-1 for each Lender, duly completed and satisfactory to such Lender and in conformity with Regulation U, which form shall treat the requested increase in Base Maximum Commitment Amount as a new extension of a revolving credit facility to the Borrower as of the effective date of the requested increase.

          (c) Notwithstanding the provisions of subsection 5.9(d), the Borrower shall at all times be entitled to deposit certificates representing additional Common Stock into the Escrow Account following a Sale Event and prior to the sale of all Common Stock held in the Escrow Account as of the Sale Event to the extent necessary to increase the Base Maximum Commitment Amount so that the Borrower shall be entitled to borrow the full amount that it could have borrowed under the Borrowing Base Calculation without regard to such deposit of additional shares. Notwithstanding anything to the contrary contained in this Agreement, after a Sale Event and prior to the occurrence of the events described in clause (ii) of subsection 5.9(e), all certificates representing Common Stock that are deposited into the Escrow Account pursuant to this subsection 10.1(c) shall be excluded in the calculation of the Ratios. Following the sale of an amount of Escrowed Stock equal to the amount held in the Escrow Account as of the relevant Sale Event, all such shares so deposited shall be included in the Borrowing Base Calculation.

          10.2 Individual Lender Responsibility. Each Lender shall be responsible for its own compliance with and administration of the provisions of subsection 10.1(b), and the Administrative Agent shall have no responsibility for any determinations made or to be made by any Lender pursuant to this Section.

                                                                           69
          IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered by their proper and duly authorized officers as of the day and year first above written.

                                TIME WARNER INC.


                                By:
                                   Title:


                                CHEMICAL BANK,
                                  as Administrative Agent and
                                  as a Lender


                                By:
                                   Title:

                                BANK OF AMERICA NT & SA

                                By:
                                   Title:



                                BANK OF BOSTON

                                By:
                                   Title:



                                BANK OF MONTREAL

                                By:
                                   Title:



                                THE BANK OF NEW YORK

                                By:
                                   Title:



                                THE BANK OF NOVA SCOTIA

                                By:
                                   Title:



                                BANK OF TOKYO-MITSUBISHI TRUST COMPANY

                                By:
                                   Title:



                                BANQUE NATIONALE DE PARIS

                                By:
                                   Title:


                                By:
                                   Title:

                                BANQUE PARIBAS

                                By:
                                   Title:



                                BARCLAYS BANK PLC

                                By:
                                   Title:



                                CIBC INC.

                                By:
                                   Title:



                                CITIBANK, N.A.

                                By:
                                   Title:



                                COMMERZBANK AG

                                By:
                                   Title:

                                By:
                                   Title:



                                CREDIT LYONNAIS NEW YORK BRANCH

                                By:
                                   Title:

                                CREDIT SUISSE

                                By:
                                   Title:

                                By:
                                   Title:



                                THE DAI-ICHI KANGYO BANK, LTD.

                                By:
                                   Title:



                                THE FUJI BANK, LIMITED, NEW YORK BRANCH

                                By:
                                   Title:



                                THE INDUSTRIAL BANK OF JAPAN, LIMITED

                                By:
                                   Title:



                                THE LONG-TERM CREDIT BANK OF JAPAN, LIMITED

                                By:
                                   Title:



                                MELLON BANK, N.A.

                                By:
                                   Title:



                                MITSUBISHI TRUST & BANKING

                                By:
                                   Title:

                                MORGAN GUARANTY TRUST COMPANY OF NEW YORK

                                By:
                                   Title:



                                NATIONSBANK, N.A.

                                By:
                                   Title:



                                ROYAL BANK OF CANADA

                                By:
                                   Title:



                                THE SAKURA BANK, LIMITED

                                By:
                                   Title:



                                THE SANWA BANK, LIMITED

                                By:
                                   Title:



                                SOCIETE GENERALE

                                By:
                                   Title:



                                THE SUMITOMO BANK, LTD., NEW YORK BRANCH

                                By:
                                   Title:

                                THE TOKAI BANK, LTD.

                                By:
                                   Title:





CONSENTED AND AGREED TO
FOR PURPOSES OF SUBSECTION 9.7:

TW INC.


By:
   Title:

                                                                   EXHIBIT A

                               [FORM OF] NOTE

$__________                                            New York, New York
                                                     ______________, 199

         FOR VALUE RECEIVED, the undersigned, Time Warner Inc., a Delaware corporation (together with its successors and permitted assigns, the "Borrower", except that after the assumption provided for in subsection 9.7 of the Credit Agreement, the "Borrower" shall mean TW Inc. and its successors and permitted assigns), hereby unconditionally promises to pay to the order of ____________ (the "Lender") at the office of Chemical Bank, located at 270 Park Avenue, New York, New York 10017, in lawful money of the United States of America and in immediately available funds, on the Termination Date (as defined in the Credit Agreement referred to below) the principal amount of (a) ________________ DOLLARS ($__________), or, if less, (b) the aggregate unpaid principal amount of all Loans made by the Lender to the Borrower pursuant to subsection 2.1 of the Credit Agreement referred to below. The Borrower further agrees to pay interest in like money at such office on the unpaid principal amount hereof from time to time outstanding at the rates and on the dates specified in subsection 2.9 of the Credit Agreement.

         The holder of this Note is authorized to endorse on the schedules annexed hereto and made a part hereof or on a continuation thereof which shall be attached hereto and made a part hereof the date, Type and amount of each Loan made pursuant to the Credit Agreement and the date and amount of each payment or prepayment of principal thereof, each continuation thereof, each conversion of all or a portion thereof to another Type and, in the case of Eurodollar Loans, the length of each Interest Period with respect thereto. Each such endorsement shall constitute prima facie evidence of the accuracy of the information endorsed.

         The failure to make any such endorsement shall not affect the obligations of the Borrower in respect of such Loan.

         This Note (a) is one of the Notes referred to in the Credit Agreement, dated as of May 23, 1996 (as amended, supplemented or otherwise modified from time to time, the "Credit Agreement"), among the Borrower, the Lender, the other banks and financial institutions from time to time parties thereto and Chemical Bank, as administrative agent, (b) is subject to the provisions of the Credit Agreement and (c) is subject to optional and mandatory prepayment in whole or in part as provided in the Credit
Agreement.

                                                                            2
         Upon the occurrence of any one or more of the Events of Default, all amounts then remaining unpaid on this Note shall become, or may be declared to be, immediately due and payable, all as provided in the Credit Agreement.

         All parties now and hereafter liable with respect to this Note, whether maker, principal, surety, guarantor, endorser or otherwise, hereby waive presentment, demand, protest and all other notices of any kind, except as may be provided in subsection 7.1 of the Credit Agreement.

         Unless otherwise defined herein, terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement.

         THIS NOTE SHALL BE GOVERNED BY, AND CONSTRUED AND
INTERPRETED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW
YORK.

                                TIME WARNER INC.


                                By: ____________________
                                   Name:
                                   Title:

                                                                   Schedule A
                                                                    To Note

                 LOANS, CONVERSIONS AND REPAYMENTS OF ABR LOANS

                                                     Amount of Principal
          Amount of ABR      Amount Converted            of ABR Loans
Date          Loans            to ABR Loans                  Repaid











  Amount of ABR Loans
Converted to Eurodollar         Unpaid Principal           Notations
         Loans                Balance of ABR Loans           Made By

                                                                   Schedule B
                                                                     To Note

  LOANS, CONTINUATIONS, CONVERSIONS AND REPAYMENTS OF EURODOLLAR LOANS


                                Amount Converted         Interest Paid and
           Amount of          to or Continued as        Eurodollar Rate with
Date    Eurodollar Loans        Eurodollar Loans           Respect Thereto













Amount of Principal    Amount of Eurodollar     Unpaid Principal
of Eurodollar Loans      Loans Converted to        Balance of        Notations
       Repaid                ABR Loans          Eurodollar Loans       Made By

                                                                   EXHIBIT C
                               [FORM OF]
                         BORROWING CERTIFICATE

         Reference is made to the Credit Agreement, dated as of May 23, 1996 (the "Credit Agreement"), among Time Warner Inc., a Delaware corporation (together with its successors and permitted assigns, the "Borrower", except that after the assumption provided for in subsection 9.7 of the Credit Agreement, the "Borrower" shall mean TW Inc. and its successors and permitted assigns), the several banks and other financial institutions from time to time parties thereto (collectively, the "Lenders"), and Chemical Bank, a New York banking corporation, as Administrative Agent for the Lenders (in such capacity, the "Administrative Agent"). Unless otherwise defined herein, terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement.

         Pursuant to subsection 4.1(b) of the Credit Agreement, the undersigned, Vice President and Assistant Secretary of the Borrower, hereby certify as follows:

             1. Each of the representations and warranties made by the Borrower in or pursuant to any Loan Document or in or pursuant to any certificate, document or financial or other statement furnished by or on behalf of the Borrower pursuant to or in connection with any Loan Document, is true and correct in all material respects on and as of the date hereof with the same effect as if made on the date hereof except for representations and warranties stated to relate to a specific earlier date, in which case such representations and warranties were true and correct in all material respects as of such earlier date;

             2. No Default or Event of Default has occurred and is continuing as of the date hereof or after giving effect to the Loans to be made on the date hereof;

             3. There are no liquidation or dissolution proceedings pending or to my knowledge threatened against the Borrower nor has any other event occurred affecting or threatening the corporate existence of the Borrower, except as contemplated by subsection 9.7 of the Credit Agreement;

             4. The Borrower is duly organized, validly existing and in good standing under the laws of the State of Delaware;

                                                                            2
             5. Attached hereto as Exhibit A is a copy of a Certificate of the Secretary of State of Delaware, dated reasonably close to the Closing Date and certifying that the Borrower is duly incorporated and in good standing under the laws of Delaware;

             6. As of the date hereof, (a) the amount of the "present fair saleable value" of the assets of the Borrower exceeds the amount that will be required to pay the probable "liabilities of the Borrower, contingent or otherwise" on its debts as they become absolute and matured (as such quoted terms are determined in accordance with applicable federal and state laws governing determinations of the insolvency of debtors), (b) the fair value of the assets of the Borrower is greater than the total amount of liabilities, including, without limitation, contingent liabilities of the Borrower, (c) the Borrower does not, nor does it intend to, engage in business or any transaction for which the Borrower's property would constitute an unreasonably small amount of capital, and (d) the Borrower is able to pay its debts as they mature and does not intend to incur debts or liabilities beyond the Borrower's ability to pay such debts and liabilities as they mature, taking into account the timing of and amounts of cash to be received by the Borrower and the timing of and amounts of cash to be payable on or in respect of such debts or liabilities, in each case after giving effect to the transactions contemplated by the Credit Agreement and the Loans to be made on Closing Date and to the application of the proceeds of such Loans;

             7. As of May __, 1996 (the Trading Day immediately preceding the date hereof), the current market price per share (as determined in accordance with the provisions set forth in the definition of Loan Value contained in subsection 1.1 of the Credit Agreement) of the Common Stock is $___ per share;

             8. Stock certificates representing [________] shares of Common Stock (together with an undated stock power for each such certificate executed in blank by a duly authorized officer of the Borrower) have been delivered to the Escrow Agent;

             9. The Aggregate Loan Value of the Escrowed Stock referred to in paragraph 8 (based upon the current market price per share set forth in paragraph 7) is [______], which amount is at least two times the Maximum Commitment Amount in effect as of the date hereof;

             10. The Aggregate Loan Value of the Options set forth on Schedule II to the Credit Agreement (calculated in accordance with the provisions set forth in the definition of Aggregate Loan Value contained in subsection 1.1 of the Credit Agreement as of the date set forth in such Schedule) is [______];

             11. The aggregate amount of the Loans requested to be made by the Lenders on the date hereof is [______];

             12. As of the date hereof, the Interest Component is [______];

             13. The ratio of (x) the sum of (i) the Aggregate Loan Value of the Escrowed Stock (as set forth in paragraph 9) and (ii) the Aggregate Loan Value of the Options (as set forth in paragraph 10) to (y) the Covered Amount (calculated as the sum of the amounts indicated in paragraphs 11 and 12) is ___ to ___; and

             14. The ratio of (x) the Aggregate Loan Value of the Escrowed Stock (as set forth in paragraph 9) to (y) the Covered Amount is ___ to ___.


         IN WITNESS WHEREOF, each of the undersigned has executed and
delivered this Borrowing Certificate on the [    day of May 1996]
[Insert Closing Date].


                                TIME WARNER INC.

                                By: ______________________
                                    Name:
                                    Title:  Vice President


                                By: ______________________
                                    Name:
                                    Title:  Assistant Secretary

                                                                   EXHIBIT F
                               [FORM OF]
                         ASSIGNMENT AND ACCEPTANCE

         Reference is made to the Credit Agreement, dated as of May 23, 1996 (as amended, supplemented or otherwise modified from time to time, the "Credit Agreement"), among Time Warner Inc., a Delaware corporation (together with its successors and permitted assigns, the "Borrower", except that after the assumption provided for in subsection 9.7 of the Credit Agreement, the "Borrower" shall mean TW Inc. and its successors and permitted assigns), the Lenders named therein and Chemical Bank, as administrative agent for the Lenders (in such capacity, the "Administrative Agent"). Unless otherwise defined herein, terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement.

         The Assignor identified on Schedule l hereto (the
"Assignor") and the Assignee identified on Schedule l hereto (the
"Assignee") agree as follows:

         1. The Assignor hereby irrevocably sells and assigns to the Assignee without recourse to the Assignor, and the Assignee hereby irrevocably purchases and assumes from the Assignor without recourse to the Assignor, as of the Effective Date (as defined below), the interest described in Schedule 1 hereto (the "Assigned Interest") in and to the Assignor's rights and obligations under the Credit Agreement and the other Loan Documents as set forth on Schedule 1 hereto (the "Assigned Facility"), in a principal amount for such Assigned Facility as set forth on Schedule 1 hereto.

         2. The Assignor (a) makes no representation or warranty and assumes no responsibility with respect to any statements, warranties or representations made in or in connection with the Credit Agreement, any other Loan Document or any other instrument or document furnished pursuant thereto or with respect to the execution, legality, validity, enforceability, genuineness, sufficiency or value of the Credit Agreement, any other Loan Document or any other instrument or document furnished pursuant thereto, other than that the Assignor has not created any adverse claim upon the interest being assigned by it hereunder and that such interest is free and clear of any such adverse claim; (b) makes no representation or warranty and assumes no responsibility with respect to the financial condition of the Borrower, any of its Subsidiaries or any other obligor or the performance or observance by the Borrower, any of its Subsidiaries or any other obligor of any of their respective obligations under the Credit Agreement or any other Loan Document or any other instrument or document furnished pursuant hereto or thereto; and (c) attaches

                                                                            2
     any Note held by it evidencing the Assigned Facility and (i) requests that the Administrative Agent, upon request by the Assignee, exchange the attached Note for a new Note or Notes payable to the Assignee and (ii) if the Assignor has retained any interest in the Assigned Facility, requests that the Administrative Agent exchange the attached Note for a new Note or Notes payable to the Assignor, in each case in amounts which reflect the assignment being made hereby (and after giving effect to any other assignments which have become effective on the Effective Date).

         3. The Assignee (a) represents and warrants that it is legally authorized to enter into this Assignment and Acceptance;
     (b) confirms that it has received a copy of the Credit Agreement, together with copies of the financial statements delivered pursuant to subsection 3.1 thereof and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Assignment and Acceptance; (c) agrees that it will, independently and without reliance upon the Assignor, the Administrative Agent or any other Lender and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Credit Agreement, the other Loan Documents or any other instrument or document furnished pursuant hereto or thereto; (d) appoints and authorizes the Administrative Agent to take such action as agent on its behalf and to exercise such powers and discretion under the Credit Agreement, the other Loan Documents or any other instrument or document furnished pursuant hereto or thereto as are delegated to the Administrative Agent by the terms thereof, together with such powers as are incidental thereto; and (e) agrees that it will be bound by the provisions of the Credit Agreement and will perform in accordance with its terms all the obligations which by the terms of the Credit Agreement are required to be performed by it as a Lender including, if it is organized under the laws of a jurisdiction outside the United States, its obligation pursuant to subsection 2.15(d) of the Credit Agreement.

         4. The effective date of this Assignment and Acceptance shall be the Effective Date of Assignment described in Schedule 1 hereto (the "Effective Date"). Following the execution of this Assignment and Acceptance, it will be delivered to the Administrative Agent for acceptance by it and recording by the Administrative Agent pursuant to the Credit Agreement, effective as of the Effective Date (which shall not, unless otherwise agreed to by the Administrative Agent, be earlier than five Business Days after the date of such acceptance and recording by the Administrative Agent).

                                                                            3
         5. Upon such acceptance and recording, from and after the Effective Date, the Administrative Agent shall make all payments in respect of the Assigned Interest (including payments of principal, interest, fees and other amounts) to the Assignor for amounts which have accrued to the Effective Date and to the Assignee for amounts which have accrued subsequent to the Effective Date. The Assignor and the Assignee shall make all appropriate adjustments in payments by the Administrative Agent for periods prior to the Effective Date or with respect to the making of this assignment directly between themselves.

         6. From and after the Effective Date, (a) the Assignee shall be a party to the Credit Agreement and, to the extent provided in this Assignment and Acceptance, have the rights and obligations of a Lender thereunder and under the other Loan Documents and shall be bound by the provisions thereof and (b) the Assignor shall, to the extent provided in this Assignment and Acceptance, relinquish its rights and be released from its obligations under the Credit Agreement.

         7. This Assignment and Acceptance shall be governed by and construed in accordance with the laws of the State of New York.

         IN WITNESS WHEREOF, the parties hereto have caused this Assignment and Acceptance to be executed as of the date first above written by their respective duly authorized officers on
Schedule 1 hereto.

                              Schedule 1
                      to Assignment and Acceptance


Name of Assignor: ___________________

Name of Assignee: ___________________

Effective Date of Assignment: __________________


     Credit                 Principal          Commitment Percentage
Facility Assigned        Amount Assigned           Assigned 1/

                          $_______________      ____.______________%



[Name of Assignor]              [Name of Assignee]


By:___________________          By:___________________
   Name:                            Name:
   Title:                           Title:



Accepted [and Consented To]:

CHEMICAL BANK, as
Administrative Agent

By:  ____________________
     Name:
     Title:



[Consented To:

TIME WARNER INC.


By:___________________
   Name:
   Title:]

_________________________________________________
1/ Calculate the Commitment Percentage that is assigned to at least 15 decimal places and show as a percentage of the aggregate commitments of all Lenders.

                                                                  SCHEDULE I
                                                            CREDIT AGREEMENT

                    COMMITMENTS AND ADDRESSES FOR NOTICES


NAME AND ADDRESS FOR NOTICES           REVOLVING COMMITMENT AAMOUNT
                                       AND COMMITMENT PERCENTAGE

CHEMICAL BANK                          Commitment Amount:  $30,400,000
270 Park Avenue
New York, NY  10017                    Commitment Percentage:  4.053333333
  Attn:  Dorothy Vena
  Tel:   (212) 270-4048
  Fax:   (212) 270-7904

BANK OF AMERICA NT & SA                Commitment Amount: $25,700,000
335 Madison Avenue
New York, NY  10017                    Commitment Percentage:  3.426666667
  Attn:  Matthew Flynn
  Tel:  (212) 503-8372
  Fax:  (212) 503-7173

BANK OF MONTREAL                       Commitment Amount:  $25,700,000
430 Park Avenue, 16th Floor
New York, NY  10022                    Commitment Percentage:  3.426666667
  Attn:  Allegra Griffiths
  Tel:  (212) 605-1426
  Fax:  (212) 605-1648

THE BANK OF NEW YORK                   Commitment Amount:  $25,700,000
One Wall Street, 16th Floor
New York, NY  10266                    Commitment Percentage:  3.426666667
  Attn:  Brendan Nedzi
  Tel:  (212) 635-8628
  Fax:  (212) 635-8593

THE BANK OF NOVA SCOTIA                Commitment Amount:  $25,700,000
One Liberty Plaza, 26th Floor
New York, NY 10006                     Commitment Percentage: 3.426666667
  Attn:  Vincent Fitzgerald
  Tel:  (212) 225-5042
  Fax:  (212) 225-5091

BANK OF TOKYO-MITSUBUISHI
   TRUST COMPANY                       Commitment Amount:  $25,700,000
1251 Avenue of the Americas
New York, NY  10116-3138               Commitment Percentage:  3.426666667
  Attn:  John Judge
  Tel:  (212) 782-4383
  FAX:  (212) 782-6442

BANQUE NATIONALE DE PARIS              Commitment Amount:  $25,700,000
499 Park Avenue
New York, NY  10022                    Commitment Percentage:  3.426666667
  Attn:  Nuala Marley
  Tel:  (212)-415-9726
  Fax:  (212) 415-9695

BANQUE PARIBAS                         Commitment Amount:  $25,700,000
787 Seventh Avenue
New York, NY 10019                     Commitment Percentage: 3.426666667
  Attn:  Philippe Vaurchex
  Tel:  (212) 841-2226
  Fax:  (212) 841-2369

BARCLAYS BANK PLC                      Commitment Amount:  $25,700,000
388 Market Street
San Francisco, CA  94111               Commitment Percentage:  3.426666667
  Attn:  James Tan
  Tel:  (415) 765-4718
  Fax:  (415) 765-4760

CIBC INC.                              Commitment Amount:  $25,700,000
425 Lexington Avenue
New York, NY  10017                    Commitment Percentage:  3.426666667
  Attn:  Matthew Jones
  Tel:  (212) 856-3714
  Fax:  (212) 856-3558

CITIBANK, N.A.                         Commitment Amount:  $25,700,000
4th Floor/Zone 16
399 Park Avenue                        Commitment Percentage:  3.426666667
New York, NY  10043
  Attn:  Mary E. Thomas
  Tel:  (212) 559-3094
  Fax:  (212) 793-6873

COMMERZBANK AG                         Commitment Amount:  $25,700,000
2 World Financial Center
New York, NY  10261                    Commitment Percentage:  3.426666667
  Attn:  Robert Donohue
  Tel:  (212) 266-7336
  Fax:  (212) 266-7374

CREDIT LYONNAIS NEW YORK BRANCH        Commitment Amount:  $25,700,000
1301 Avenue of the Americas
New York, NY  10019                    Commitment Percentage:  3.426666667
  Attn:  Steve Levi
  Tel:  (212) 261-7324
  Fax:  (212) 261-3318

CREDIT SUISSE                          Commitment Amount:  $25,700,000
12 East 49th Street
New York, NY 10017                     Commitment Percentage:  3.426666667
  Attn:  Ed Barr
  Tel:  (212) 238-5414
  Fax:  (212) 238-5439

THE DAI-ICHI KANGYO BANK, LTD.         Commitment Amount:  $25,700,000
One World Trade Center, Suite 4911
New York, NY 10048                     Commitment Percentage:  3.426666667
  Attn:  Seiji Imai
  Tel:  (212) 432-8441
  Fax:  (212) 524-0579

THE FIRST NATIONAL BANK OF BOSTON      Commitment Amount:  $25,700,000
100 Federal Street
Boston, MA  02110                      Commitment Percentage:  3.426666667
  Attn:  Kathryn Ticknor
  Tel:  (617) 434-4624
  Fax:  (617) 434-3401

THE FUJI BANK, LIMITED,
    NEW YORK BRANCH                    Commitment Amount: $25,700,000
Two World Trade Center, 79-81 Floors
New York, NY                           Commitment Percentage:  3.426666667
  Attn:  John D. Doyle
  Tel:  (212) 898-2087
  Fax:  (212) 912-0516

THE INDUSTRIAL BANK OF JAPAN,
    LIMITED                            Commitment Amount: $25,700,000
245 Park Avenue
New York, NY  10167-0037               Commitment Percentage:  3.42666667
  Attn:  Akira Yoshida
  Tel:  (212) 309-6562
  Fax:  (212) 682-2870

THE LONG-TERM CREDIT BANK
    OF JAPAN, LIMITED                  Commitment Amount: $25,700,000
165 Broadway, 49th Floor
New York, NY  10008                    Commitment Percentage:  3.426666667
  Attn:  Tetsuya Fukunaga
  Tel:  (212) 335-4549
  Fax:  (212) 608-2371

MELLON BANK, N.A.                      Commitment Amount: $25,700,000
One Mellon Bank Center
Pittsburgh, PA  15286-0001             Commitment Percentage:  3.426666667
  Attn:  Maribeth Donnelly
  Tel:  (412) 236-2472
  Fax:  (412) 234-6375

MITSUBISHI TRUST & BANKING             Commitment Amount:  $25,700,000
520 Madison Avenue, 26th Floor
New York, NY 10022                     Commitment Percentage:  3.426666667
  Attn: Bea Kossodo
  Tel: (212) 891-8454
  Fax: (212) 755-2349

MORGAN GUARANTY TRUST COMPANY
    OF NEW YORK                        Commitment Amount: $25,700,000
60 Wall Street
New York, NY  10260-0060               Commitment Percentage:  3.426666667
  Attn:  George Stapleton
  Tel:  (212) 648-7831
  Fax:  (212) 648-5018

NATIONSBANK, N.A.                      Commitment Amount: $25,700,000
767 Fifth Avenue
New York, NY  10153-0083               Commitment Percentage:  3.426666667
  Attn:  James Gilland
  Tel:  (212) 407-5330
  Fax:  (212) 593-1083

ROYAL BANK OF CANADA                   Commitment Amount: $25,700,000
Financial Square
New York, NY  10005-3531               Commitment Percentage:  3.426666667
  Attn:  Barbara Meijer
  Tel:  (212) 428-6288
  Fax:  (212) 428-6460

THE SAKURA BANK, LIMITED               Commitment Amount:  $25,700,000
277 Park Avenue
New York, NY 10172                     Commitment Percentage:  3.426666667
  Attn:  Pierre Vautravers [Fuminori Ohira]
  Tel:  (212) 756-6820  [(212) 756-6769]
  Fax:  (212) 888-7651  [(212) 888-7651]

THE SANWA BANK, LIMITED                Commitment Amount:  $25,700,000
55 East 52nd Street, 26th Floor
New York, NY  10055                    Commitment Percentage:  3.426666667
  Attn:  Joseph Leo
  Tel:  (212) 339-6205
  Fax:  (212) 754-1304

SOCIETE GENERALE                       Commitment Amount:  $25,700,000
1221 Avenue of the Americas
New York, NY  10020                    Commitment Percentage:  3.426666667
  Attn:  Mark Vigil
  Tel:  (212) 278-7350
  Fax:

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THE SUMITOMO BANK, LTD.,
     NEW YORK BRANCH                   Commitment Amount: $25,700,000
277 Park Avenue, 6th Floor
New York, NY  10172                    Commitment Percentage:  3.426666667
  Attn:  Leo Pagarigan
  Tel:  (212) 224-4118
  Fax:  (212) 224-5188

THE TOKAI BANK, LTD.                   Commitment Amount:  $25,700,000
55 East 52nd Street, 12th Floor
New York, NY 10055                     Commitment Percentage:  3.426666667
  Attn:  Stuart Schulman
  Tel:  (212) 339-1117
  Fax:  (212) 754-2171